SECURITIES AND EXCHANGE COMMISSION


                          Washington, DC  20549


                               FORM 8-K


                            CURRENT REPORT

                  Pursuant to Section 13 or 15 (d) of the
                    Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):     June 4, 1999



                              ARCA CORP.
           (Exact name of registrant as specified in charter)



  New Jersey                333-5278-NY             22-3417547
(State or other             (Commission           (IRS Employer
 jurisdiction               File Number)         Identification No.)
of incorporation)



                         215 West Main Street
                     Maple Shade, New Jersey  08052
                (Address of principal executive offices)


Registrant's telephone number, including area code      (609) 667-0600



ITEM 5.  OTHER EVENTS.

ARCA Corp. and its controlling shareholders have entered into an agreement with Agate Technologies, Inc. and its controlling shareholders with an anticipated late June closing following ARCA's June 28, 1999, shareholders meeting. Under the terms of this agreement, shareholders who own approximately 56% of Agate common stock will exchange their shares in Agate for 7,867,500 shares of ARCA common stock which gives them an ARCA ownership interest in excess of 80%. Pursuant to the agreement, ARCA shall also offer to all other Agate shareholders, both common and preferred, the option to exchange their Agate shares for substantially equivalent ARCA shares. After the closing, Agate shareholders will therefore control ARCA which will have Agate as a majority-owned subsidiary.

ARCA is a financial services holding company. Through its subsidiaries, the Company is engaged in two lines of business: owning and operating income-producing real estate, and the originating and servicing of loans to businesses and consumers, generally secured by real estate or other assets. ARCA's present two lines of business will be spun out prior to closing to a newly formed Delaware corporation, which will be owned by the present shareholders of ARCA and operated by present management.

Agate Technologies Inc. is a California corporation founded in January 1996. Agate initial focus was to develop, customize, and market hot swap software to the notebook OEM segment of the PC industry. Agate then applied its hot swap technology to provide hot swap removable data storage devices bundled with software for notebook and desktop PCs using today's IDE interface. Hot swap is the ability to detach one device (such as a hard drive) from a computer and attach another device without shutting the computer off and
rebooting.   Agate goal is to become a market leader in hot swap and hot-swap based hardware/software solutions emphasizing data mobility and accessibility. These hot-swap based solutions will embody the Agate DataReady(tm) concept to allow one-step operation for data availability.

Subsequent to the anticipated late June closing, ARCA plans to reincorporate in Delaware under the name Agate Technologies, Inc. and to then concentrate on bringing to market Agate proprietary products. ARCA will be guided by Francis C.S. Khoo and Shirley Ooi, founders of Agate, who will become ARCA directors and executive officers.

Certain statements made in this Press Release are "forward looking statements". Without limiting the generality of the foregoing, such information can be identified by the use of forward-looking terminology such as "anticipate", "will", "would", "expect", "intend", "plans to" or "believes", or other variations thereon, or comparable terminology. Actual results, performance or developments may differ materially from those expressed or implied by such forward-looking statements as a result of market uncertainties or industry factors. Some important factors that may cause actual results that differ materially from those in any forward-looking statements may include the availability of future financing when needed, market acceptance of Agate products and services , competitive pressures, and the ability to attract and retain key executive sales and management personnel. ARCA disclaims any obligation or responsibility to update any such forward-looking statements.



ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

(a)       Financial Statements of Businesses Acquired.

         As of the date of filing this Report on Form 8-K, it is impracticable for the Registrant to provide the financial statements required by this item 7(a). The financial statements required by this item 7(a), shall be filed by amendment to this Form 8-K not later than sixty days after the date of this initial report on Form 8-K.

(b)       Pro Forma Financial Information

         As of the date of filing this Report on Form 8-K, Registrant believes that it is not required to provide the pro forma financial information required by this item 7(b). In the event that the Company determines that it is required to provide the financial statements required by this item 7(b), such financial statements shall be filed by amendment to this Form 8-K not later than sixty days after the date of this initial report on Form 8-K.

(c)      Exhibits

           10.19 Stock Contribution and Stock Issuance Agreement between ARCA Corp., Agate Technologies, Inc. and Certain of their Shareholders, and APTA Holdings, Inc., dated June 4, 1999


                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          ARCA CORP.

                                          /s/ Harry J. Santoro
DATED: June 8, 1999
                                          By: Harry J. Santoro
                                              President

                               EXHIBIT 10.19
           STOCK CONTRIBUTION AND STOCK ISSUANCE AGREEMENT BETWEEN
          ARCA CORP., AGATE TECHNOLOGIES, INC. AND CERTAIN OF THEIR
                   SHAREHOLDERS, AND APTA HOLDINGS, INC.

                         STOCK CONTRIBUTION
                                 AND
                      STOCK ISSUANCE AGREEMENT
                               BETWEEN
                             ARCA CORP.,
                      AGATE TECHNOLOGIES, INC.,
                   CERTAIN OF THEIR SHAREHOLDERS,
                                 AND
                         APTA HOLDINGS, INC.

           STOCK CONTRIBUTION AND STOCK ISSUANCE AGREEMENT Introduction
This Stock Contribution and Stock Issuance Agreement (this "Agreement") is made effective as of the 4th day of June, 1999 (the "Effective Date"), by and among ARCA CORP., a New Jersey corporation, whose main address is 215 West Main Street, Maple Shade, New Jersey, 08052 (hereinafter referred to as "ARCA"); Harry J. Santoro ("Santoro") and Stephen M. Robinson, ("Robinson") who are ARCA directors and who, combined with Bresner Partners, Ltd. ("Bresner"), own or will own a majority of ARCA's outstanding shares; APTA HOLDINGS, INC., a Delaware Corporation ("APTA"); AGATE TECHNOLOGIES, INC., a California corporation, whose main address is 46782 Lakeview Boulevard, Fremont, California, 94538 (hereinafter referred to as "Agate"); and Francis C.S. Khoo ("Khoo") and Shirley Ooi ("Ooi") who are Agate directors and who, combined with Pacific Rim Trading Co. Ltd., a British Virgin Islands corporation ("Pacific Rim"), own a majority of Agate outstanding voting stock. For purposes of this Agreement, Santoro and Robinson are referred to as "ARCA Affiliates" and together with Bresner are referred to as "ARCA Shareholders" while Khoo and Ooi are referred to as "Agate Affiliates" and together with Pacific Rim are referred to as "Agate Shareholders".
Background
A. Agate is a privately owned corporation engaged in the business of data management and storage for personal and laptop computers. Agate wishes to
obtain a public market for its shares. B.   ARCA is a holding corporation
whose shares are publicly traded.  ARCA has two subsidiaries through which all
of its business, consisting of owning and managing an apartment complex and consumer finance is conducted. Agate has indicated that it does not desire to operate or be associated with ARCA's apartment complex or its finance business and has made it a condition of this Agreement that ARCA divest itself of such businesses. In response, ARCA has formed a new wholly-owned subsidiary corporation, APTA, to which ARCA will transfer the shares of its subsidiaries plus the remainder of its assets and all of its liabilities in exchange for the issuance of 1 million APTA shares. ARCA will then declare a dividend to its shareholders other than Bresner of its APTA shares in order to leave ARCA behind with no assets and no liabilities. This dividend is not expected to result in tax to ARCA as the value of the assets of APTA will not be in excess of  the tax basis of such assets by more than the tax loss to date of ARCA.
C.
 ARCA will have approximately 1.5 million shares outstanding, of which approximately 1.0 million will be held by the ARCA Shareholders. Agate will have 9.125 million shares outstanding, of which 7.05 million are voting, of which 5.125 million will be held by the Agate Shareholders. ARCA has no other outstanding equity rights while Agate has outstanding approximately 1.0
million common options. D.   ARCA desires to issue and Agate Shareholders
wish
to acquire 1.5 ARCA common shares for every 1.0 Agate common share they hold. In exchange, the Agate Shareholders will contribute their Agate shares to ARCA. As a result, in excess of 80% of the ARCA outstanding shares will be held by the Agate Shareholders and Agate will become a subsidiary of ARCA. This acquisition and contribution is intended to qualify to be tax free under the provisions of Section 351 of the Internal Revenue Code of 1986, as amended
(the "Code").
E. Until June 25, 1999, ARCA will offer all other Agate shareholders the right to also similarly contribute their Agate shares to ARCA and receive 1.5 ARCA shares for each Agate share contributed at the Closing. If the Agate shares owned are preferred shares, then the Agate shareholder may elect to receive 1.5 shares of ARCA common stock or 1 share of ARCA preferred stock convertible into 1.5 shares of ARCA common stock. ARCA will also offer each Agate option holder the right to receive an ARCA option covering 1.5 ARCA shares for each Agate share under option, and with the same aggregate exercise price and other terms and conditions as the Agate option.
F. ARCA will be holding a shareholders meeting (the "Meeting") to approve these stock transactions, ARCA's reincorporation into Delaware, a stock option
plan, and to re-elect ARCA's directors.   Agreement
Based upon the facts and premises contained in the above Background and the mutual representations, warranties, and promises below, the parties agree as follows: 1. Sale and Purchase of Stock.
Agate Shareholders hereby severally agree to acquire from ARCA at the Closing (as defined in Section 5), and ARCA hereby agrees to issue to Agate Shareholders at the Closing, 7,687,500 ARCA common shares (the "ARCA Shares") in the aggregate. The number of ARCA Shares to be issued to each Agate Shareholder is listed below:
                   Agate Shareholder   ARCA Shares
                      Khoo               525,000
                      Ooi                412,500
                      Pacific Rim      6,750,000
                       TOTAL           7,687,500
2. Contribution.
Agate Shareholders agree to contribute to ARCA at the Closing, all right, title, and interest of the Agate Shareholders in the number of Agate shares (the "Agate Shares") listed below:

                  Agate Shareholder     Agate Shares
                     Khoo                 350,000
                     Ooi                  275,000
                     Pacific Rim        4,500,000
                       TOTAL            5,125,000

The Agate Shareholders shall not pay any consideration for the ARCA Shares other than their contribution of the Agate Shares.

3. Offer to Other Agate Shareholders and Option Holders.

Until June 25, 1999, as defined in Section 5 below, ARCA agrees to offer those Agate shareholders listed on Exhibit A the right to contribute all right, title, and interest in their Agate shares to ARCA and to receive in exchange a number of ARCA shares equal 1.5 times the number of Agate shares tendered. If the Agate shareholders are contributing Agate Series A Preferred shares, then for each share of Agate Series A Preferred Stock they may elect to receive either 1.5 shares of ARCA common stock or 1 share of ARCA Series A Preferred Stock convertible into 1.5 shares of ARCA common stock. In addition, ARCA agrees to offer to assume under its option plan those Agate options listed on Exhibit B.

4. Contribution Letter and Option Assumption Agreement.

The Agate Shareholders shall each execute and deliver to ARCA on the Effective
Date a copy of the Exhibit C Contribution Letter. Each Agate shareholder who accepts ARCA's Section 3 offer (an "Accepting Agate Shareholder") shall also execute and deliver to ARCA on or before June 25, 1999, a copy of Exhibit C. Exhibit C also provides that the Agate Shareholders and Agate Accepting Shareholders will not be issued, and waive all rights to, shares of APTA which will be issued to shareholders of record of ARCA as a dividend. Each Agate option holder who accepts ARCA's Section 3 offer (an "Accepting Agate Option Holder") shall also execute and deliver to ARCA on or before June 25, 1999, a copy of Exhibit D. The Exhibit D option assumption agreement shall provide that the Agate option is assumed by ARCA, with ARCA replacing Agate throughout the option agreement, and with the only other changed terms being that the number of ARCA shares subject to the option is 1.5 times the number of Agate shares which had been subject to such option and their exercise price per share is two-thirds the prior exercise price per share.

5. Exchange of Shares.

At the Closing, ARCA shall deliver to each of the Agate Shareholders a share certificate representing the ARCA Shares listed opposite their name in Section
1. At the Closing, ARCA shall also deliver to each Agate Accepting Shareholder a share certificate representing 1.5 times the number of Agate shares owned by such Agate Accepting Shareholder, which share certificate shall be either common or preferred as applicable. At the Closing, each Agate Shareholder shall deliver to ARCA a copy of Exhibit C duly executed, the Agate share certificate representing the Agate Shares, and an executed copy of the Exhibit E, Assignment Separate From Certificate. At the Closing, each Accepting Agate Shareholder shall make analogous deliveries to ARCA. At the Closing, each Accepting Agate Option Holder and ARCA shall deliver to one another an executed counterpart copy of Exhibit D. The Closing shall occur by exchange of documents by express delivery to be completed on a date mutually agreed by ARCA and Agate which shall be on or before June 30, 1999, which date is referred to in this Agreement as the "Closing Date".

6. Representations and Warranties of ARCA.

Except as set forth on the ARCA Schedule of Exceptions comprising Exhibit F, ARCA represents and warrants to Agate, the Agate Shareholders, the Accepting Agate Shareholders, and the Accepting Agate Option Holders, as follows as of the Effective Date:

  a. Organization and Qualification.  ARCA is a corporation duly organized,
validly existing and in good standing under the laws of the   State of New
Jersey, and has the requisite corporate power to carry on its business as it
is now being   conducted.  ARCA is not qualified as a foreign corporation to
do business in any other state, and the character   of its properties owned
or
leased and the nature of its activities makes such qualification unnecessary.

   b. Capitalization.  The authorized capital stock of ARCA consists of
50,000,000 shares of common stock, par value   $.0001 per share, of which
1,000,000 shares are issued and outstanding. Other than under this Agreement,

there are no options, warrants, or other rights, agreements, or commitments
(contingent or otherwise)   obligating ARCA to issue shares of its capital
stock except for the duty of ARCA to issue Bresner 500,000   ARCA shares as
soon as practical after the execution and delivery of this Agreement but on or
before June 21,   1999, at the price of $0.50, ARCA has determined $0.50 per
share as the fair market value of its stock based   upon past trades.  The
$250,000 purchase price shall be deemed paid by Bresner by virtue of finders
services   in bringing Agate and ARCA together and ARCA shall issue Bresner a
form 1099.  ARCA has adopted the   1999 ARCA Stock Option Plan attached as
Exhibit G, subject to its approval at the Meeting; however, there   are no
options granted under such plan.  The holders of record of ARCA stock, and the
beneficial owners to   the extent last known by ARCA, are listed on Exhibit
H.

  c. Authority Relative to this Agreement.  ARCA has the requisite corporate
power and authority to enter into this Agreement and to carry out   its
obligations hereunder.  The execution and delivery of this Agreement and the
consummation of the   transactions contemplated hereby have been duly
authorized by the Board of Directors of ARCA.  The holders   of a majority of
the outstanding voting shares have entered into binding agreements and
irrevocable proxies to   vote their shares at the Meeting to approve ARCA
executing and delivering this Agreement and consummating   the transactions
contemplated by this Agreement.  This Agreement constitutes a valid and
binding agreement of   ARCA, enforceable against ARCA in accordance with its
terms.  Except for the approvals to be obtained at the   Meeting, no other
corporate proceedings on the part of ARCA are necessary to authorize this
transaction and   the transactions contemplated hereby.  ARCA is not subject
to or obligated under any charter, by-law or   contract provision or any
license, franchise or permit, or any order or decree, which would be breached
or   violated or in respect of which a right of acceleration would be created
by its executing and carrying out this   Agreement.

  d. Validity of Shares.  The issuance and delivery by ARCA of the ARCA shares
and options in connection with this   Agreement has been duly and validly
authorized by all necessary corporate actions on the part of ARCA,   subject
to approval at the Meeting.  The ARCA Shares to be issued to Agate
Shareholders, the ARCA shares   to be issued to the Accepting Agate
Shareholders, and the ARCA shares issuable upon exercise of the ARCA options to be granted to the Accepting Agate Option Holders will, when issued, be
validly issued, fully paid   and nonassessable.

  e. Financials.
       i. ARCA has furnished Agate with a Form 10-KSB for the period ending December 31, 1998, which has been filed with the Securities and Exchange Commission, which contains an audited balance sheet, income statement, and statement of cash flows of ARCA as of December 31, 1998, and with a Form 10-QSB for the period ending March 31, 1999, which contains an unaudited balance sheet, income statement, and statement of cash flows of ARCA as of March 31, 1999. The December 31, 1998, and March 31, 1999, financial statements shall be collectively referred to as the "ARCA Financial Statements". The ARCA Financial Statements were prepared in conformity with generally accepted accounting principles applied on a basis consistent during the period. The ARCA Financial Statements present fairly the financial position of ARCA. For the purposes of this Agreement, all financial statements of ARCA shall be deemed to include any notes to such financial statements.

       ii.  ARCA has no liabilities or obligations, either accrued, absolute,
contingent, or        otherwise, which are material to ARCA  and which have
not been:
             (1)  reflected in the ARCA Financial Statements; or
             (2) specifically described in any of the schedules furnished to AGATE pursuant to this Agreement; or
             (3) incurred, consistent with past practices, in or as a result of the ordinary course of business since March 31, 1999;

provided, however, that at the time of Closing, ARCA will have no assets or liabilities as provided for in paragraph 12(h) hereunder.
       iii. There are no pending or threatened claims (including, without
limitation,        product liability claims) against ARCA and there is no
legal basis for any of such claims.

        iv. Between March 31, 1999, and the Effective Date, ARCA has not engaged in any material transaction not in the ordinary course of its business and there has not been, occurred or arisen:

            (1)  any material adverse change in the business or financial condition of ARCA from that reported in the ARCA Financial Statements; or
            (2)  any damage or destruction in the nature of a casualty loss, whether covered by insurance or not, materially and adversely affecting the properties or business of ARCA; or
            (3)  any waiver by ARCA of any rights of substantial value which singly or in the aggregate are material to ARCA; or
             (4)  any borrowing of money or any commitment to borrow

 money by ARCA; or
            (5)  any other event, condition or state of facts of any

 character which materially and adversely affects, or, to the best of the
knowledge of             ARCA, threatens to materially and adversely affect,
the business or results of  operations or financial condition of ARCA.

  f. Lawsuits and Claims.  There is no action, at law or in equity,
arbitration, proceeding, claim, governmental proceeding or   investigation
pending or, to the best of ARCA's knowledge after reasonable investigation,
threatened against   ARCA or against any business or assets of ARCA.  ARCA is
not in default with respect to any decree,   injunction or other order of any
court or governmental authority.

   g. Taxes.  ARCA has filed all United States income tax and information
returns and all state and local tax   returns (collectively referred to
herein
as "Tax Returns") which are required to be filed and has paid, or made provision for the payment of, all taxes (including, without limitation, all
federal, state or local income,   property, sales, use, excise, franchise,
employment, withholding or similar taxes and all interest, additions and penalties thereon or with respect thereto ("taxes")), which have or may have
become due pursuant to said   returns, pursuant to any assessment received by
ARCA, or otherwise payable pursuant to applicable law.

   h. Agreements, Contracts and Commitments.

       i. ARCA is not a party to any agreement with any person other than an ARCA Affiliate and

       ii.  ARCA has no on-going duties or any agreement of guarantee or indemnification except to ARCA's Affiliates as provided in the articles of incorporation and by-laws of ARCA

       iii. To the best of the knowledge of ARCA, ARCA has not in any material respect breached, nor to the best of the knowledge of ARCA is there any pending or threatened claim or any legal basis for a claim that ARCA has breached, any of the terms or conditions of
                 (1) any agreement contract or commitment set forth in any of the schedules hereto, or
            (2)  any other agreement, contract or commitment, the
             breach or breaches of which singly or in the aggregate could result in the imposition of damages in an amount material to ARCA.

  i. No Breach of Statute or Contract; Governmental Authorizations.. Except as otherwise provided for or contemplated in this Agreement, neither the
execution and   delivery of this Agreement nor the consummation of the
transactions it contemplates, will breach any statute or   regulation of any
governmental authority, domestic or foreign, or will conflict with or result
in a breach of any   of the terms, conditions or provisions of any judgment,
order, injunction, decree or ruling of any court or   governmental authority,
domestic or foreign, to which ARCA is subject or of any agreement or instrument to which ARCA is a party or by which it is bound, or constitute a
material default thereunder, or give to others   any interest or rights,
including rights of termination or cancellation, in or with respect to any of
the   properties, assets, agreements, contracts or business of ARCA.  ARCA's
business operations have been   conducted in conformity with all applicable
laws and regulations.

   j. Broker's Fees.  ARCA has no liability or obligation
to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement except for the shares to be
issued to Bresner as   described in 5b above.

  k. Continuity of Business Enterprise. It is the present intention of ARCA to continue at least one significant historic business line of Agate, or to use at least a significant portion of Agate historic business assets in a
business.   l. Meeting Notice and Information Statement.  The notice of
Meeting and information statement comprising Exhibit I comply with New Jersey
law, ARCA's   articles and bylaws, and SEC and NASD rules.  Upon their mailing
on the Effective Date, the Meeting will be   duly called and noticed and all
actions approved at the Meeting will have been duly and validly approved.

m. Filings with the SEC.  ARCA has made all filings with the SEC that it has been
required to make under the Securities Act and the   Securities Exchange Act of
1934 (the "Exchange Act") (collectively, the "Public Reports").  Each of the
Public   Reports has complied with the Securities Act and the Exchange Act in
all material respects.  None of the   Public Reports, as of their respective
dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in
light of the circumstances under   which they were made, false or misleading.
ARCA has delivered to Agate a correct and complete copy of each   Public
Report (together with all claims and schedules thereto and as amended to date).

   n. Apartment Building. The apartment building owned by a partnership involving ARCA's subsidiary is not built on a site on which there is any hazardous substance stored or any contamination. There has never been any
threatened claim or   litigation involving discrimination or unfair housing
practices related to such apartment.    o. Consumer Finance Business.  ARCA's
consumer financing business recently received its license and has made only
approximately $50,000   of loans to consumers.

  l.   Representations and Warranties of Agate

  Except as shown on the Agate Schedule of Exceptions comprising Exhibit J,
Agate represents and   warrants to ARCA as of the Effective Date as follows:

  a. Organization and Qualification. Agate is a corporation duly organized, validly existing and in good standing under the laws of the State
of   California, and has the requisite corporate power to carry on its
business as it is now being conducted. Agate   is not qualified as a foreign
corporation to do business in any other state, and the character of its
properties   owned or leased and the nature of its activities makes such qualification unnecessary.

  b. Capitalization.  The authorized capital stock of Agate consists of 20
million shares of common stock, no par value, of which   7,050,000 shares are
issued and outstanding, and 10 million shares of preferred stock, no par
value, of which   2.075 million shares have been designated as Series A
Preferred Stock and are issued outstanding.  The   holders of record of Agate
shares are listed on Exhibit A.  There are no options, warrants, or other
rights,   agreements, or commitments (contingent or otherwise) obligating
Agate to issue additional shares of its capital   stock except for
approximately 1,000,000 options to purchase common stock held by the persons
listed on   Exhibit B.

   c. Authority Relative to this Agreement.  Agate has the requisite corporate
power and authority to enter into this Agreement and to carry out   its
obligations hereunder.  The execution and delivery of this Agreement and the
consummation of the   transactions contemplated hereby have been duly
authorized by the Board of Directors of Agate and no other   corporate
proceedings on the part of Agate are necessary to authorize this Agreement
and the Agreements   contemplated hereby.  This Agreement has been duly and
validly executed and delivered by Agate and,   assuming this Agreement
constitutes a valid and binding obligation of ARCA, this Agreement constitutes
a   valid and binding agreement of Agate, enforceable against Agate in
accordance with its terms.  Agate is not   subject to or obligated under any
charter, by-law or contract provision or any license, franchise or permit, or any order or decree, which would be breached or violated or in respect of
which a right of acceleration would   be created by its executing and
carrying
out this Agreement, other than any such breach, violation or right   which
will not have a material adverse effect on Agate.

  d. Financials.
       i. Agate has furnished to ARCA an unaudited balance sheet and income statement for the twelve-month and three-month periods ending December
31, 1998,and March        31, 1999, respectively. Agate represents that such
financial statements (the "Agate Financial        Statements") have been
prepared in conformity with generally accepted accounting principles applied on a basis consistent during the period.  The Agate Financial
Statements present fairly        the financial position of Agate at such
date.
Agate Financial Statements, being internally        prepared, do not include
any notes.  Agate acknowledges that pursuant to item 7(a)(1), (2) and
(4) of Form 8-K, audited financial statements of Agate for at least the last
two fiscal years must        be filed no later than sixty (60) days after the
date that the Report on Form 8-K must be filed.         Accordingly, Agate
represents and warrants that the financial statements required by Form 8-K will be available for filing within the time period and in conformity with
the provisions of the        Securities Exchange Act of 1934, as amended, and
the Securities Act of 1933, as amended.

         ii.  Agate has no liabilities or obligations, either accrued,
absolute,        contingent, or otherwise, which are material to Agate and
which have not been:
             (1)  reflected in the Agate Financial Statements; or
             (2)  specifically described in any of the schedules furnished to ARCA pursuant to this Agreement; or
            (3) incurred, consistent with past practices, in or as a result of the ordinary course of business since March 31, 1999;

        iii. There are no pending or threatened claims (including, without limitation, product liability claims) against or liabilities or obligations of Agate and there is no legal basis for any of such claims.

       iv.  Between March 31, 1999 and the Effective Date, Agate has not

engaged in any material transaction not in the ordinary course of its business and, there has not been, occurred or arisen:

            (1)  any material adverse change in the business or financial conditions of Agate from that shown on the Agate Financial Statements;
or
             (2)  any damage or destruction in the nature of a casualty loss, whether covered by insurance or not, materially and adversely affecting the properties or business of Agate; or

            (3)  any waiver by Agate of any rights of substantial value which singly or in the aggregate are material to Agate; or

             (4)  any borrowing of money or any commitment to borrow

 money by Agate; or
            (5)  any other event, condition or state of facts of any

 character which materially and adversely affects, or, to the best of the
knowledge of             Agate, threatens to materially and adversely affect,
the business or results of operations             or financial condition of
Agate.

       v. Set forth on the Agate Schedule of Exceptions, is the compensation payable or to become payable by Agate to officers and directors of Agate.

   e. Lawsuits and Claims.  There is no action, at law or in equity,
arbitration, proceeding, claim, governmental proceeding or   investigation
pending or, to the best of Agate knowledge after reasonable investigation,
threatened against   Agate or against any business or assets of Agate.  Agate
is not in default with respect to any decree, injunction   or other order of
any court or governmental authority.

  f. Taxes.  Agate has filed all tax and information returns and all state
and
local tax returns (collectively referred to   herein as "Tax Returns") which
are required to be filed and has paid, or made provision for the payment of,
all   taxes which have or may have become due pursuant to said returns,
pursuant to any assessment received by   Agate, or otherwise payable pursuant
to applicable law.

  g. Assets of Agate.  As of March 31, 1999, Agate had  full right, title and
ownership to the assets set forth on the Agate   Financial Statements as of
March 31, 1999, and, to the extent Agate has not disposed of such assets subsequently in the ordinary course of business, Agate has full right, title
and ownership to such assets on the   Effective Date.

  h. Agreements, Contracts and Commitments.

       i.   Agate is not a party to:
            (1)  any agreement of guarantee or indemnification except

  to Agate officers and directors (and except as provided in the articles of incorporation and by-laws of Agate) other than typical indemnities found in license and other commercial agreements,
            (2)  any agreement, contract, or commitment which, to the

  best of the knowledge of Agate, might reasonably be expected to have a potential material adverse impact on the business, financial condition, or earnings of Agate other than as described in the Financial Statements,
            (3) any agreement, contract, or commitment containing any covenant limiting the freedom of Agate to engage in any line of business in any area of the world or to compete with any person except exclusive licenses,
            (4) any transaction, understanding, agreement, or contract with an Agate officer or director, or any affiliate thereof,
            (5) any agreement or contract under which Agate has undertaken a commitment which involves $100,000 or more, or
            (6) any other agreement or contract which Agate would be required to file with the Securities and Exchange Commission ("SEC") as an exhibit were Agate to file with the SEC on the date hereof a registration statement on Form S-1 covering securities to be offered by Agate to the public.

          ii.  To the best of the knowledge of Agate, Agate has not in any
material        respect breached, nor to the best of the knowledge of Agate is
there any pending or threatened        claim or any legal basis for a claim
that Agate has breached, any of the terms or conditions of
              (1)  any agreement contract or commitment set forth in any of the schedules hereto, or
              (2)  any other agreement, contract or commitment, the

breach or breaches of which singly or in the aggregate could result in the imposition of damages in an amount material to Agate.


  i. No Breach of Statute or Contract; Governmental Authorizations.
        i.   Except as otherwise provided for or contemplated in this
Agreement,        neither the execution and delivery of this Agreement nor
the
consummation by Agate of the        transactions it contemplates, will breach
any statute or regulation of any governmental        authority, domestic or
foreign, or will conflict with or result in a breach of any of the terms,

 conditions or provisions of any judgment, order, injunction, decree or ruling
of any court or        governmental authority, domestic or foreign, to which
Agate is subject or of any agreement or        instrument to which Agate is a
party or by which it is bound, or constitute a material default thereunder, or give to others any interest or rights, including rights of
termination or        cancellation, in or with respect to any of the
properties, assets, agreements, contracts or        business of Agate.

       ii.  To the best of Agate knowledge,
            (1)  none of the products presently being developed or sold by Agate violates any requirement of any applicable statute or regulation, including, without limitation, any statute or regulation, including, without limitation, any statute or regulation imposing labeling or flammability standards, of any governmental authority, domestic or foreign, or any of the terms, conditions, or provisions of any judgment, order, injunction, decree, or ruling of any court or governmental authority, domestic or foreign, to which Agate is subject;
             (2) there are no pending or threatened claims by any governmental or regulatory agency, whether federal, state, local, or foreign, that (or any pending investigation as to whether) any of such manufacturing methods, processes, or know-how or any material appearing on or in connection with the labels, packages, cartons, packaging materials labeling, displays, or advertising matter used in connection with any of such products is not in conformity with any applicable law, statute, regulation, judgment, order, injunction, decree, or ruling;
             (3)  there has not been any seizure by any governmental

 agency or authority, or any voluntary recall by Agate under threat of such seizure, of any product manufactured, packaged, licensed, distributed or sold by Agate; and
             (4) Agate has not violated, and is not in violation of, any law, statute, rule, governmental regulation, or order, which violation might have a material adverse effect on the business, financial condition or earnings of Agate.

   j. Brokers' Fees.  Agate has no liability or obligation to pay any fees or
commissions to any broker, finder or agent with   respect to the transactions
contemplated by this Agreement.


8.   Representatives and Warranties of ARCA Shareholders and ARCA Affiliates.

The ARCA Affiliates as to Section 8a, and ARCA Shareholders as to Section 8b,
severally represent   and warrant to Agate, the Agate Shareholders, the
Accepting Agate Shareholders, and the Accepting Agate   Option Holders, that
as of the Effective Date:
  a.    to the best of their knowledge, after reasonable investigation, the
representations and warranties of   ARCA in Section 6 are true and correct.
  b. the ARCA Shareholders have duly executed and delivered this Agreement
and
the Exhibit K   Voting Agreement and Irrevocable Proxy, Exhibit L Release of
Claims, and Exhibit M Market Stand-Off Agreement.

9. Representations and Warranties of Agate Shareholders and Agate Affiliates.

The Agate Affiliates, as to Section 9a, and the Agate Shareholders as to Sections 9b and 9c, severally represent and warrant to ARCA and the ARCA Affiliates, that as of the Effective Date:

   a. to the best of their knowledge, after reasonable investigation, the representations and warranties of Agate in Section 7 are true and correct,

  b. the Agate Shareholders have duly executed and delivered this Agreement and the Exhibit C Contribution Agreement, and

  c. the Agate Shareholders own all right, title, and interest in and to the
Agate Shares, free and clear   of any third party security interest, lien, or
other adverse claim.

10. Covenants of ARCA Affiliates and ARCA Shareholders.

The ARCA Affiliates agree to cause ARCA to fulfil its obligations pursuant to this Agreement (including without limitation pursuant to Section 12) and to satisfy the Section 13(b) conditions to Agate closing. The ARCA Shareholders agree to execute and to deliver to Agate (a) Exhibit K to this Agreement which is a voting agreement, (b) Exhibit L to this Agreement which is a full release of claims, agreements, and other obligations or liabilities in favor of ARCA, and (c) Exhibit M to this Agreement which is a market stand- off agreement for three months as to all ARCA shares and for six months as to all but 50,000 ARCA shares owned by either ARCA Affiliate or his affiliates.

11. Covenants of Agate Affiliates and Agate Shareholders.

The Agate Affiliates agree to cause Agate to fulfil its obligations pursuant to this Agreement (including without limitation pursuant to Section 12) and to satisfy the Section 13(a) conditions to ARCA closing. The Agate Shareholders agree to execute Exhibit C to this Agreement which is the Contribution Agreements and to deliver same to Agate counsel to hold until the Closing.

12. Conduct and Transactions Prior to the Closing Date.

    a.  Investigations; Operations of Business of Agate  Between the
Effective
Date and the Closing Date:
        i.   ARCA and Agate shall each give to the other, and the authorized representatives of the other, full access to all its respective premises and books and records of it, and each agrees to furnish the other with such financial and operating data and other information with respect to the business and properties of it as the other shall from time to time request; provided, however, that any such investigation shall not affect any
of the        representations and warranties hereunder; and provided further,
that any such investigation        shall be conducted in such manner as not
to
interfere unreasonably with the operation of the        business of the
other.
In the event of termination of this Agreement, ARCA and Agate will each
return to the other all documents, work papers and other material obtained
from the other        in connection with the transactions contemplated hereby
and will use all reasonable efforts to        keep confidential any
information obtained pursuant to this Agreement unless such information is readily ascertainable from public or published information or trade sources.

        ii.  Agate will use its best efforts to preserve intact the business organization of Agate, to keep available to it the services of its present
officers and employees,        to preserve its present relationships with
persons having significant business relations with it,        to maintain all
of its properties in customary repair and condition and to maintain insurance policies in respect of its business and properties consistent with current practice.

        iii. Neither ARCA nor Agate will issue any shares or options,
warrants, or        other rights to acquire same, except that Agate may
issues
shares to the extent that an option        holder exercises his or her option
and up to 500,000 shares to accredited investors in a private placement.

       iv.  Neither the Agate Shareholders nor the ARCA Shareholders shall
sell        or otherwise transfer any right, title, or interest in their
Agate
shares or ARCA shares,        respectively.


  b. General.  Each of the parties will use its reasonable best efforts to
take all action and to do all things necessary,   proper, or advisable in
order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth below).

   c. Notices and Consents.  Each of the parties will use its reasonable best
efforts to obtain any third party consents, that the   other party reasonably
may request.

  d. Regulatory Matters and Approvals.  Each of the parties will give any
notices to, make any filings with, and use its reasonable best efforts   to
obtain any authorizations, consents and approvals of governments and
governmental agencies in connection   with the matters referred to in this
Agreement.

  e. Meeting.  ARCA timely will cause a notice of meeting and information
statement in the form attached as   Exhibit I to be sent to each ARCA
shareholder of record and beneficial owner.

   f. Amendment of Articles.  After the Effective Date but prior to June 25,
1999, ARCA will file an amendment to its certificate of   incorporation to be
in the form attached as Exhibit N and thereby authorize preferred stock,
2,075,000 shares   of which shall be designated as Series A Preferred Stock
substantially similar to Agate Series A Preferred   Stock except convertible
into common stock at a ratio of 1.5 to 1.0 instead of 1.0 to 1.0.

   g. Bresner Stock Issuance.  As soon as practical after the Effective Date,
but in any event on or before June 21, 1999, ARCA shall   issue 500,000
shares
of its common stock to Bresner as described in Section 6b.

   h. Sale of Assets and Transfer of Liabilities.      Prior to the Closing
Date, ARCA shall have consummated a transaction or transactions by   which it
shall have sold, assigned and transferred substantially all of its assets and
all of its liabilities to   APTA.  Prior to the Closing Date, all shares of
APTA shall be spun off as a stock dividend to the shareholders   of ARCA, so
that at the Closing Date, ARCA shall have no material assets or liabilities
(material for the   purposes hereof shall mean in excess of $1,000 in the
aggregate) and ARCA shall not be a party to any   agreements with any third
party other than Agate and its share holders and option holders.   ARCA shall

provide Agate with copies of all agreements, documents and required filings to
be made by ARCA in   connection therewith on or prior to the Closing Date.
The assets being transferred to APTA will include, but   not be limited to:
(i) a promissory note in the amount of $140,000 dated May 31, 1996, from
Eastern States   Energy, Inc. to ARCA;  (ii) all of the common stock of Beran
Corp. owned by ARCA; (iii) all of the common   stock of Spring Village
Holdings, Inc.; and (iv) $85,000 to be paid by Agate to ARCA at Closing
pursuant to   paragraph 16(d) hereof.   As a result, on the Closing Date,
ARCA
will have no material liabilities or   obligations, either accrued, absolute,
contingent, or otherwise, including, without limitation, any tax liability, whether in connection with past operations of ARCA or the formation and dividend of shares of APTA.

   i. SEC Filings.  ARCA shall make all filings required by the SEC, including
without limitation, a Form 8-K, which filings (as   well as any press
releases) shall be submitted in advance to Agate for its written approval
which will not be   unreasonably withheld or delayed.

13.   Conditions to Obligation to Close.
  a. Conditions to Obligation of ARCA. The obligation of ARCA to consummate the transactions to be performed by it in connection with the
Closing   Date is subject to satisfaction of the following conditions:

         i.   Representations Correct.  The representations and warranties set
forth        in Section 7 of this Agreement shall be true and correct in all
material respects at and as of the        Closing Date and shall be so
certified by the Agate Affiliates to the best of their knowledge;

        ii.  Covenants Performed.  Agate and the Agate Shareholders shall have
      performed and complied with all of their respective covenants hereunder
in all material        respects through the Closing Date;


       iii. Ancillary Actions Completed.  All actions to be taken by Agate in connection with consummation of the transactions contemplated hereby and
all certificates,        opinions, instruments, and other documents required
to effect the transactions contemplated        hereby will be reasonably
satisfactory in form and substance to Agate;

        iv.  No Litigation.  No action, suit, or proceeding shall be pending
or        threatened before any court or quasi-judicial or administrative
agency of any federal, state,        local, or foreign jurisdiction or before
any arbitrator wherein an unfavorable injunction,        judgment, order,
decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions
contemplated by        this Agreement to be rescinded following consummation,
or (C) affect adversely the right of        ARCA to operate the business of
Agate;

       v.   Audit Not Deviate From Unaudited Financials.  The audited Agate financial statements corresponding to the Financial Statements, to the
extent available, shall not        be materially different from the
(unaudited) Financial Statements. In the event that there is a material difference, ARCA shall have the right, but not the duty, to terminate this Agreement. ARCA may waive any condition specified in this paragraph 13a if it executes a writing so stating at or prior to the Closing Date.

  b. Conditions to Obligation of Agate.  The obligation of Agate and the
Agate
Shareholders to consummate the transactions to be performed   by it in
connection with the Closing is subject to satisfaction of the following conditions:

        i.   Representations Correct.  The representations and warranties set
forth        in Section 6 of this Agreement shall be true and correct in all
material respects at and as of the        Closing Date and shall be so
certified by the ARCA Affiliates to the best of their knowledge;

        ii.  Covenants Performed.  ARCA and the ARCA Shareholders shall have performed and complied with all of their respective covenants hereunder in
all material        respects through the Closing Date;


       iii. Ancillary Actions Completed.  All actions to be taken by ARCA in connection with consummation of the transactions contemplated hereby and
all certificates,        opinions, instruments, and other documents required
to effect the transactions contemplated        hereby will be reasonably
satisfactory in form and substance to Agate;

         iv.  No Litigation.  No action, suit, or proceeding shall be pending
or        threatened before any court or quasi-judicial or administrative
agency of any federal, state,        local, or foreign jurisdiction or before
any arbitrator wherein an unfavorable injunction,        judgment, order,
decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions
contemplated by        this Agreement to be rescinded following consummation,
or (C) affect adversely the right of        ARCA to operate the business of
Agate;
       v.   Spin-Off Complete.  Prior to the Closing Date, ARCA shall have consummated a transaction or transactions by which it shall have reorganized
pursuant to        paragraph 12h hereof, so that at the Closing Date, ARCA
shall have no material assets or        liabilities (material for the
purposes
hereof shall mean in excess of $1,000), and shall provide        Agate with
copies of all agreements, documents and required filings to be made by ARCA in connection therewith on or prior to the Closing Date;

        vi.  Opinion of Counsel and Accountants.  ARCA shall have delivered to
      the Agate Shareholders an opinion of ARCA's counsel that: (i) at
Closing, the issuance and        delivery by ARCA of ARCA shares and options
in connection with this Agreement will have        been duly and validly
authorized by all necessary corporate action on the part of ARCA;  (ii)
the shares of ARCA stock to be issued to Agate shareholders and option
holders, will, when        issued, be validly issued, fully paid and
nonassessable, (iii) the issuance of the shares of ARCA        stock to Agate
shareholders, the grant of ARCA options to Accepting Agate Option Holders,

  and the issuance of APTA shares to ARCA shareholders as a dividend are in
compliance with        Federal and state securities laws.  ARCA shall have
delivered to Agate an opinion of ARCA's        CFO or certified public
accountant that the formation of APTA, the capitalization of APTA        with
ARCA assets and liabilities, and the dividend to ARCA shareholders of APTA
shares will        not result in any tax to ARCA;

       vii. Annual Shareholders Meeting.  The Meeting shall have been held
and
      all matters submitted by management to the shareholders as listed in
Exhibit I shall have been        approved, including, without limitation, the
stock option plan and certificate of incorporation,        bylaws, and merger
agreement,

       viii.     Delaware Reincorporation.  The Board of Directors of ARCA
shall        have approved all actions to be taken at the Meeting, including
without limitation ARCA re-        incorporating in Delaware using the form
of
Certificate of Incorporation, Bylaws, and Merger        Agreement attached as
Exhibit O; and

       ix.  Resignations.  Effective at the Closing, the officers and
directors of        ARCA shall have resigned in favor of persons designated
by
Agate. Agate may waive any condition specified in this paragraph 14 b if it executes a writing so stating at or prior to the Closing Date.

14. Indemnification.

    a. Indemnity to APTA. Agate and ARCA agree to defend, indemnify, and hold harmless APTA for any claim asserted against APTA due to an action or omission to act of Agate or ARCA occurring after the Closing Date.

    b. APTA Indemnity.  APTA will defend, indemnify, and hold harmless Agate
and ARCA for any liability of ARCA which   existed as of or prior to the
Closing Date and for claim asserted against Agate or ARCA due to an action or omission to act of APTA occurring after the Closing Date.

     c. ARCA Affiliates Guarantee.  The ARCA Affiliates hereby guarantee the
obligations of APTA under Section 14b above up to the value of   their ARCA
shares (and those of their affiliates) which are then subject to stand-off
under Exhibit M.  If at the   date of the scheduled stand-off release, no
claim has been asserted against Agate and ARCA, then the ARCA   shares of the
ARCA Affiliates (and their affiliates) no longer subject to the market
stand-off shall no longer be   subject to the guarantee.  In addition, for a
period of two years from the Effective Date, Santoro shall   guarantee the
obligations of APTA under Section 14b above up to in the aggregate an amount
equal to the sum   of (i) the market value of the ARCA shares he and his
affiliates own on the date Agate or ARCA assert a claim   plus (ii) the
proceeds he and his affiliates had received through such date for disposing of
ARCA shares   subsequent to the Effective Date.

  d. Handling of Defense and Settlement of Third Party Claims. Any party seeking indemnification from another due to a third party claim shall promptly
notify the   indemnifying party of such claim, tender sole control of the
defense and settlement of such claim to the   indemnifying party if so
requested, retaining the right to participate in such defense and settlement
at its own   expense with its own counsel; and shall cooperate in such
defense
and settlement at the indemnifying party's   expense if and when requested by
the indemnifying party.

15.   Miscellaneous.
  a. Assignment. This Agreement may not be assigned by any party without the express written consent of the other parties.

   b. Notice.  Any notice, request, instruction or other document or
communication required or permitted to be   given under this Agreement shall
be in writing and shall be sufficiently given if delivered in person or deposited in the United States mail, postage prepaid, for mailing by certified
or registered mail, return receipt   requested, or by facsimile, as follows:
  If to ARCA, APTA, or APTA Shareholders delivered or addressed to:

  Harry J. Santoro, President
  ARCA Corp.
  215 West Main Street
  Maple Shade, NJ 08052
  Fax: 609-727-0218
  Phone:    609-667-0600

  With a copy to:

  Stephen M. Robinson, Esq.
  Stephen M. Robinson, P.A.
  172 Tuckerton Road
  Medford, New Jersey 08055
  FAX (609) 596-3340
  Phone (609) 596-5530

  If to Agate or the Agate Shareholders delivered or addressed to:
  Francis Khoo, President
  Agate Technologies, Inc.
  46782 Lakeview Boulevard
  Fremont, CA   94538
  FAX (510) 492-5440
  Phone (800) 98AGATE

  With a copy to:

  Stephen M. Wurzburg
  Rosenblum Parish & Isaacs
  160 W. Santa Clara St., 15th Fl.
  San Jose, CA  95113
  FAX  (408) 280-2801
  Phone  (408) 280-2800

  or to such other address or addresses as may be specified from time to time
by said party by like notice.   c. Severability.  Any term or provision of
this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining
terms and provisions hereof or the   validity or enforceability of the
offending term or provision in any other situation or in any other
jurisdiction.   d. Expenses.  Each of the parties will bear its own costs and
expenses (including legal fees and expenses) incurred   in connection with
this Agreement and the transactions contemplated hereby.   Provided, however,
Agate shall   pay over to ARCA (or its designee APTA) at Closing $85,000 to
reimburse ARCA for its costs related to this   transaction and the
reorganization of its business as provided herein.  $25,000 of this $85,000
has already been   placed in escrow with Stephen M. Robinson, P.A. and the
$60,000 balance shall be so placed upon execution   of this Agreement, with
all $85,000 to be disbursed to ARCA at Closing.   e. Construction. The
parties
have participated jointly in the negotiation and drafting of this Agreement.
In the event an   ambiguity or question of intent or interpretation arises,
this Agreement shall be construed as if drafted jointly   by the parties and
no presumption or burden of proof shall arise favoring or disfavoring any
party by virtue of   the authorship of any of the provisions of this
Agreement. Any reference to any federal, state, local, or foreign   statute
or
law shall be deemed also to refer to all rules and regulations promulgated
thereunder, unless the   context requires otherwise.  The word "including"
shall mean including without limitation.   f. Incorporation of Exhibits and
Schedules.  The Exhibits and Schedules identified in this Agreement are
incorporated herein by reference and   made a part hereof.

  g. Section Heading.  Section headings as to the contents of particular
sections and subsections are for convenience only   and are in no way to be
construed as part of this Agreement or as a limitation of the scope of the
particular   sections or subsections to which they refer.

  h. Entire Agreement.  This Agreement and the Exhibits, Schedules and
Attachments hereto and other agreements and   documents referenced herein
constitute the entire agreement and understanding of the parties hereto with respect to the matters herein set forth, and all prior negotiations and
understandings relating to the subject   matter of this Agreement are merged
herein and are superseded and canceled by this Agreement. There are no representations or warranties made by the parties which are not set forth in
this Agreement.   i. Waivers-Amendments.  Any of the terms or conditions of
this Agreement may be waived in writing at any time by the party   which is
entitled to the benefit thereof or may be amended or modified in whole or in
part at any time by an   agreement in writing, executed in the same manner as
this Agreement.  The failure of any party at any time or   times to require
performance of any provision of this Agreement will in no manner affect the
right to enforce   the same.  The waiver by any party of any breach of any
provision of this Agreement will not be construed to   be a waiver by any
such
party of any succeeding breach of that provision or a waiver by such party of
any   breach of any other provision.

  j. Counterparts. This Agreement may be executed in any number of
counterparts, including counterparts transmitted by   telecopier or FAX, any
one of which shall constitute an original of this Agreement.  When
counterparts of   facsimile copies have been executed by all parties, they
shall have the same effect as if the signature to each   counterpart or copy
whereupon the document and copies of such documents shall be deemed valid as
originals.    The parties agree that all such signatures may be transferred to
a single document upon the request of any   party.

  k. Venue. Any action, suit, or proceeding arising out of, based on, or in
connection with this Agreement may be   brought only in Federal or state
courts located in Santa Clara County, California, if brought by ARCA or the ARCA Shareholders and in Wilmington, Delaware, if brought by Agate or Agate
Shareholders, and each party   covenants and agrees not to assert, by way of
motion, as a defense, or otherwise in any such action, suit, or   proceeding,
any claim that it or he is not subject personally to the jurisdiction of such
court, that its or his   property is exempt or immune from attachment or
execution, that the action, suit, or proceeding is brought in   an
inconvenient forum, that the venue of the action, suit, or proceeding is
improper, or that this Agreement or   the subject matter hereof may not be
enforced in or by such court.   All of the parties hereby consent and
submit
to the personal jurisdiction and venue of such courts.  Notwithstanding the
forgoing, prior to any such   litigation being brought, the parties and their
CEOs shall attempt for one week to meet or confer in person or   by
videoconference or telephone in order to attempt to resolve the dispute.   l.
Governing Law.  This Agreement, and any action or claim arising under or
related to this Agreement, shall be governed by   and enforced under
California law, without reference to the choice of laws principles of
California or any other   jurisdiction.

  Authorized Signatures


  In order to bind the parties to this Agreement, the parties or their duly
authorized representatives have signed   their names below.


  ARCA CORP.                              AGATE TECHNOLOGIES, INC.


  By:_____________________________        By:___________________________
  Harry J. Santoro, President             Francis Khoo, President


APTA Holdings, INC.                     ARCA AFFILIATES


By:  _____________________________      _________________________________
Harry J. Santoro, President             Harry J. Santoro

                                        _________________________________
                                        Stephen M. Robinson


ARCA SHAREHOLDER Not an ARCA AFFILIATE
Bresner Partners, Ltd.

By:  ______________________________



AGATE AFFILIATES

__________________________________
Francis C.S. Khoo

__________________________________
Shirley Ooi


AGATE SHAREHOLDER Not an AGATE AFFILIATE

Pacific Rim Trading Co., Ltd.

By_________________________________
    Francis C.S. Khoo, Managing Director
                          List of Exhibits


  A. List of Agate Shareholders
  B. List of Agate Option Holders
  C. Contribution Letter
  D. Option Assumption Agreement
  E. Assignment Separate From Certificate
  F. ARCA Schedule of Exceptions
  G. ARCA Stock Option Plan
  H. ARCA Shareholders
  I. Notice of Meeting and Information Statement
  J. Agate Schedule of Exceptions
  K. ARCA Shareholder Voting Agreement
  L. ARCA Shareholder Release
  M. ARCA Shareholder Stand-Off Agreement
  N. ARCA Amended and Restated Certificate of Incorporation
  O. Delaware Certificate of Incorporation and Bylaws and Merger Agreement

                                     EXHIBIT G
                              ARCA STOCK OPTION PLAN

                                    ARCA CORP.
                            1999 DUAL STOCK OPTION PLAN

     1.   Purposes

          ARCA Corp., a New Jersey corporation (hereinafter called the "Company") has adopted this Plan to enhance the interest and concern of the Company's key employees, officers, directors and consultants in the success of the Company by giving them an ownership interest in the Company, and to give them an incentive to continue their service to the Company.

     2.   Stock Subject to Plan

          The Company shall reserve 4,500,000 shares of its no par value Common Stock (hereinafter called the "Shares") to be issued upon exercise of the options which may be granted from time to time under this Plan. As it may from time to time determine, the Board of Directors of the Company (hereinafter called the "Board") may authorize that the Shares may be comprised, in whole or in part, of authorized but unissued shares of the Common Stock of the Company or of issued shares which have been reacquired. If options granted under this Plan terminate or expire before being exercised in whole or in part, the Shares subject to those options which have not been issued may be subjected to subsequent options granted under the Plan.

     3.   Administration of the Plan

          The Board shall appoint a Stock Option Committee (hereinafter called the "Committee") which shall consist of not less than two (2) members of the Board, and, at the election of the Board or if the Board consists of less than three directors, may consist of the entire Board, to administer the Plan. Subject to the express provisions of this Plan and guidelines which may be adopted from time to time by the Board, the Committee shall have plenary authority in its discretion (a) to determine the individuals to whom, and the time at which, options are granted, and the number and purchase price of the Shares subject to each option; (b) to determine whether the options granted shall be "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code of 1986 (hereinafter called the "Code"), or non-statutory stock options, or both; (c) to interpret the Plan and prescribe, amend and rescind rules and regulations relating to it; (d) to determine the terms and provisions (and amendments thereof) of the respective option agreements subject to Section 6 of the Plan, which need not be identical, including, if the Committee shall determine that a particular option is to be an incentive stock option, such terms and provisions (and amendments thereof) as the Committee deems necessary to provide for an incentive stock option or to conform to any change in any law, regulation, ruling or interpretation applicable to incentive stock options; and (e) to make any and all determinations which the Committee deems necessary or advisable in administering the Plan. The Committee's determination on the foregoing matters shall be conclusive. The Committee may delegate any of the foregoing authority to the President with respect to options granted to or which are held by non-officers.

     4.   Persons Eligible

          Options may be granted under the Plan to employees of and consultants to the Company and its subsidiaries, including officers and directors. Employees may be granted either incentive or non-statutory options while consultants may be granted only non-statutory options.
Officers and directors shall be deemed to be consultants for the foregoing purposes unless they are also employees. For purposes of this Plan, "employee" shall conform to the requirements of Section 422A of the Code, and "subsidiary" shall mean subsidiary corporations as defined in Section 425 of the Code.

          The aggregate fair market value (determined as of the time the option is granted) of the Shares with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year (under all incentive stock option plans of the Company or its parent or subsidiaries) shall not exceed $100,000.

     5.   Changes in Capital Structure

          (a) Effect on the Plan. In the event of changes in the outstanding capital stock of the Company by reason of any stock dividend, stock split or reverse split, reclassification, recapitalization, merger or consolidation, acquisition of 80 percent or more of its gross assets or stock, reorganization or liquidation, the Committee and/or the Board shall make such adjustments in the aggregate number and class of shares available under the Plan as it deems appropriate, and such determination shall be final, binding and conclusive.

          (b)  In Outstanding Options.

               (i)  Stock Splits and Like Events.
          Should a stock dividend, stock split, reverse stock split, reclassification, or recapitalization occur, then the Committee and/or the Board shall make such adjustments in (i) the number and class of shares to which optionees will thereafter be entitled upon exercise of their options and (ii) the price which optionees shall be required to pay upon such exercise as it in its sole discretion in good faith deems appropriate, and such determination shall be final, binding and conclusive. Notwithstanding the foregoing, such adjustment shall have the result that an optionee exercising an option subsequent to such occurrence would pay the same aggregate exercise price to exercise the entire option and would then hold the same class and aggregate number of shares as if such optionee would have exercised the outstanding option immediately prior to such occurrence.

               (ii) Recapitalizations; Assumption of Options.
                    (A) Definition of "Event".

                    An "Event" shall mean the occurrence of any of the following transactions:
                         (i) a merger or consolidation in which the Company
is not the surviving corporation (other than a merger or consolidation with a wholly owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the shareholders of the Company and the options granted under this Plan are assumed by the successor corporation, which assumption shall be binding on all optionees);
                         (ii) a dissolution or liquidation of the Company;

                         (iii) the sale of substantially all of the assets of
the Company; or
                         (iv) any other transaction which qualifies as a
"corporate transaction" under Section 424(a) of the Code wherein the shareholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company).

                    (B) Effect of "Event".

                    Upon the consummation of an Event, the Board shall make arrangements which shall be binding upon the holders of unexpired options then outstanding under this Plan as the Board, in its sole discretion, in good faith determines to be in the best interests of the Company, which determination shall be final and conclusive. The possible arrangements include, but are not limited to, the sub-stitution of new options for any portion of such unexpired options, the assumption of any portion of such unexpired options by any successor to the Company, the acceleration of the expiration date of any portion of such unexpired options to a date not earlier than thirty (30) days after notice to the optionee, or the cancellation of such portion in exchange for the payment by any successor to the Company of deferred compensation to the optionee. (Such deferred compensation may (but need not) be in an amount equal to the difference between the fair market value of the Shares subject to such unexpired portion and the aggregate exercise price of the Shares under the terms of such unexpired portion on the date of the Event and may (but need not) be paid in installments which correspond to the vesting schedule of the unexpired option.) The Board shall not be obligated to arrange such substitution or assumption to comply with Section 425(a) of the Code or to accelerate the exercisability of a portion of an option when it accelerates the expiration date of such portion.

                    (C)  Company Acquisitions.

                    The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (i) granting an option under the Plan in substitution of such other company's award, or (ii) assuming such award as if it had been granted under the Plan if the terms of such assumed award could be applied to an option granted under the Plan. Such substitution or assumption shall be permissible if the holder of the substituted or assumed option would have been eligible to be granted an option under the Plan if the other company had applied the rules of the Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award shall remain unchanged (except that the exercise price and the number and nature of shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new option rather than assuming an existing option, such new option may be granted with a similarly adjusted exercise price.

     6.   Terms and Conditions of Options

          Each option granted under this Plan shall be evidenced by a stock option agreement (hereinafter called "Agreement") which is not inconsistent with this Plan, and the form of which the Committee and/or Board may from time to time determine, provided that the Agreement shall contain the substance of the following:

          (a) Option Price. The option price shall be not less than 100% of the fair market value of the Shares at the time the option is granted, which shall be the date the Committee and/or Board, or its delegate, awards the grant, except that in the case of a grant of a non- statutory option to a key employee of the Company, the option price shall not be less than 85% of such fair market value. If the optionee, at the time of the option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all the classes of stock of the Company or of its parent or subsidiaries (a "Principal Shareholder"), the option price of incentive stock options shall be not less than 110% of the fair market value of the Shares at the time the option is granted. The fair market value of the Shares shall be determined and the option price of the Shares set by the Committee and/or Board in accordance with the valuation methods described in Section 20.2031-2 of the Treasury Regulations.

          (b) Method of Exercise. At the time of purchase, Shares purchased under options shall be paid for in full either (i) in cash, (ii) at the discretion of the Board, with a promissory note secured by the Shares purchased, (iii) at the discretion of the Committee and/or Board, with outstanding stock of the Company at such value as the Board shall determine in its sole discretion to be the fair market value of such stock, or (iv) a combination of promissory note (if permitted pursuant to (ii) above), stock (if permitted pursuant to (iii) above), and/or cash. To the extent that the right to purchase Shares has accrued under an option, the optionee may exercise said option from time to time by giving written notice to the Company stating the number of Shares with respect to which the optionee is exercising the option, and submitting with said notice payment of the full purchase price of said Shares either in cash or, at the discretion of the Board and/or Committee as described above, with a promissory note, outstanding stock of the Company, or a combination of cash, promissory note, and/or such stock. As soon as practicable after receiving such notice and payment, the Company shall issue, without transfer or issue tax to the optionee (or other person entitled to exercise the option), and at the main office of the Company or such other place as shall be mutually acceptable, a certificate or certificates representing such Shares out of authorized but unissued Shares or reacquired Shares of its capital stock, as the Board and/or Committee, or its delegate, may elect, for the number of Shares to be delivered. The time of such delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with such procedures as may, in the opinion of counsel to the Company, be desirable in view of federal and state laws, including corporate securities laws and revenue and taxation laws. If the optionee (or other person entitled to exercise the option) fails to accept delivery of any or all of the number of Shares specified in such notice upon tender of delivery of the certificates representing them, the right to exercise the option with respect to such undelivered Shares may be terminated.

          (c) Option Term. The Committee and/or Board may grant options for any term, but shall not grant any options for a term longer than ten (10) years from the date the option is granted (except in the case of an incentive option granted to a Principal Shareholder in which case the term shall be no longer than five (5) years from the date the option is granted). Each option shall be subject to earlier termination as provided in this section 6 of this Plan.

          (d) Exercise of Options. Each option granted under this Plan shall be exercisable on such date or dates, upon or after the occurrence of certain events, or upon or after the achievement of certain performance milestones (which occurrences or achievements may be waived in whole or in part or extended at the discretion of the Committee and/or Board) and during such period and for such number of Shares as shall be determined by the Committee and/or Board. Provided, however, for so long as the Company is relying upon California Corporations Code Section 25102(0) for exemption from qualification under the California Blue Sky law, and for so long as required by said Section 25102(0) or regulations implementing it, each option, unless granted to an officer, director or consultant of the Company, shall nevertheless become exercisable as to not less than twenty percent (20%) of the Shares subject to the option per year elapsed from the date of the grant. An incentive option granted to a non-officer may not be exercised at any time unless the optionee shall have continuously served, to the extent determined by the Committee and/or Board, as an employee of the Company or its subsidiary throughout a period commencing at the date an option is granted and ending no more than three (3) months and no less than thirty (30) days before an attempted exercise of the option, and, if applicable, unless the Committee and/or Board shall determine and notify the optionee in writing that certain events have occurred or certain performance milestones have been achieved. If an option becomes exercisable upon the occurrence of certain events or achievements of certain performance milestones, the option, unless granted to an officer, director or consultant of the Company, shall nevertheless become exercisable as to not less than twenty percent (20%) of the Shares subject to the option per year elapsed from the date of the grant; but otherwise may not be exercised unless the Committee and/or Board shall determine and notify the optionee in writing that such events have occurred or that such performance milestones have been achieved.

          (e) Nonassignability of Option Rights. No option shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution. During the life of an optionee, the option shall be exercisable only by the optionee.

          (f)  Effect of Termination of Employment or Death or Disability.
In the event the optionee's employment with the Company or its subsidiaries ceases, as determined by the Committee during the optionee's life for any reason, including retirement, any incentive option or unexercised portion thereof granted to a non-officer optionee which is otherwise exercisable shall terminate unless exercised within a period not to exceed three (3) months nor to be less than thirty (30) days of the date on which such employment ceased but not later than the date of expiration of the option period. In the event of the death or disability (as defined in Code Section 22(e)(3)) of the optionee while employed or within a period not to exceed three months nor to be less than thirty (30) days of the date on which such employment ceases, any option or unexercised portion thereof granted to the optionee, if otherwise exercisable by the optionee at the date of death or disability, may be exercised by the optionee (or by the optionee's personal representatives, heirs or legatees) at any time prior to the expiration of one year from the date of death or disability of the optionee but not later than ten (10) years from the date of grant of such option except that, in the case of an incentive option granted to a Principal Shareholder, not later than five years from the date of grant of such option.

          (g) Rights of Optionee. The optionees shall have no rights as a stockholder with respect to any Shares subject to an option until the date of issuance of a stock certificate to the optionee for such Shares. No adjustment shall be made for dividends or other rights of which the record date is prior to the date such stock certificate is issued. Neither this Plan, nor any action or agreement thereunder, shall confer any rights of employment, any rights to election or retention as an officer or director, or any rights to serve as a consultant.

          (h)  Tax Withholding.   To the extent required by applicable law,
the Company shall withhold from the pay of an optionee any taxes required to be withheld upon exercise of an option. The Company may instead at its discretion require that the taxes be paid to the Company concurrently with the exercise of the option as a condition to the exercise of the option. The Company, at the discretion and upon the approval of the Board, may permit the optionee to pay some or all of the taxes by tendering to the Company outstanding shares of the Company's stock held by the optionee, meeting the same criteria and valued in the same manner as stock tendered to pay the exercise price as set forth in Section 6(d) above, or by reducing at the optionee's instructions, the number of shares to be issued upon exercise of the option, with such shares similarly valued.

          (i) Restrictions of Shares. To the extent required by the Company's bylaws, the Board, and/or the Committee, shares of Stock issued upon exercise of options shall be subject to a right of first refusal and market stand-off and holders of such shares may be required to execute non-disclosure agreements prior to being shown certain information concerning the Company.

     7.   Use of Proceeds

          The proceeds from the sale of stock pursuant to options granted under the Plan shall constitute general funds of the Company.

     8.   Amendment of Plan

          The Board of Directors may at any time amend the Plan, provided that no amendment may affect any then outstanding options or any unexercised portions thereof, and provided further that any such amendment increasing the number of Shares reserved under the Plan, altering the employees or class of employee eligible to be granted incentive stock options under the Plan, causing options granted to employees and intended to be incentive options under the Plan not to qualify as "incentive stock options" under Section 422A of the Code, or amending this Section 8 shall be subject to shareholder approval.

     9.   Financial Information

          Whenever the Company provides financial statements, whether audited or unaudited, to all of its shareholders as a group, the Company shall concurrently provide each optionee with a copy of such financial statements. Notwithstanding the foregoing, the Company shall provide each optionee at the end of its fiscal year with a copy of its financial statements for such fiscal year, either audited or unaudited, within ninety (90) days after the end of such fiscal year if such person is then an optionee. In connection with such provision, the Company may require the optionee to enter into a nondisclosure agreement; provided, however, that such nondisclosure agreement may not contain provisions which are more stringent than those the Company imposes on its shareholders which are also receiving the financial statements.

     10.   Effective Date and Termination of Plan

          This Plan was adopted by the Board of Directors on June __, 1999, and approved by the shareholders on June 28, 1999. The Board may terminate this Plan at any time. If not earlier terminated, this Plan shall terminate on June 28, 2009.

          This Plan, the granting of any option hereunder, and the issuance of stock upon the exercise of any option, shall be subject to such approval or other conditions as may be required or imposed by any regulatory authority having jurisdiction to issue regulations or rules with respect thereto, including the securities laws of various governmental entities.

                                 EXHIBIT I
                NOTICE OF MEETING AND INFORMATION STATEMENT

ARCA Corp.

                                              215 West Main Street
                                              Maple Shade, NJ  08052
                                              (609) 667-0600
                                              Fax (609) 727-0218

                               June 8, 1999


Dear Shareholder:

You are cordially invited to attend the Annual Meeting of the shareholders of ARCA Corp. to be held on June 28, 1999 at our corporate offices at 215 West Main Street, Maple Shade, New Jersey, at 10:00 a.m.

At this important meeting, you will be asked to approve a stock contribution and stock issuance agreement (the "Exchange Agreement") between ARCA Corp.("ARCA") and Agate Technologies, Inc. ("Agate"), and certain of their shareholders, as well as certain other corporate actions.
When the transaction contemplated by the Exchange Agreement is complete, shareholders of Agate will own a controlling interest in ARCA which in turn will own a controlling interest in Agate. You will continue to own the same number of shares you now own in ARCA. You will also own an equal number of shares in APTA Holdings, Inc., a company which has been formed to carry out ARCA's existing business operations.

Your Board of Directors unanimously approved the Exchange Agreement, and believes that the proposed transactions with Agate and its shareholders are in the best interest of our shareholders. The Board recommends that you approve the Exchange Agreement at the annual meeting so that these transactions may be completed.

This document provides you with detailed information about the proposed transaction with Agate and its shareholders and the related stock issuance in APTA Holdings, Inc. In addition, you may obtain additional information about the transaction and ARCA Corp. from documents that ARCA Corp. has filed with the Securities and Exchange Commission.

We encourage you to read this entire document.

Sincerely,

ARCA CORP.



By:  Harry J. Santoro, President

ARCA Corp.

                                               215 West Main Street
                                               Maple Shade, NJ  08052
                                               (609) 667-0600
                                               Fax (609) 727-0218

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF
                                ARCA CORP.

NOTICE IS HEREBY GIVEN to the Shareholders of ARCA CORP. that the regular Annual Shareholders Meeting will be held on June 28, 1999 at 10:00 a.m. at the offices of the corporation at 215 West Main Street, Maple Shade, New Jersey, for the purposes of:

     1.   Electing the Board of Directors,

     2. Approval of a stock contribution and stock issuance agreement with Agate Technologies, Inc. and its shareholders and the resulting issuance of between approximately 7.7 and 13.7 million ARCA shares to such shareholders,

     3. Ratify of the formation of APTA Holdings, Inc. to acquire all of the assets of the Company and the dividend of shares of APTA to Company shareholders,

     4. Approval of the change of corporate name from "ARCA Corp." to a name chosen by the ARCA board,

     5. Approval of the reincorporation of ARCA in Delaware, and the resulting certificate of incorporation, bylaws, and merger agreement,

     6.   Approval of the 4.5 million share 1999 Stock Option Plan, and

     7. Transacting such other business as may come before the meeting or any adjournment of the meeting.

The close of business on June 4, 1999, is the record date for determining shareholders entitled to receive notice of the annual meeting and to vote at the meeting or any adjournment thereof.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND IN A
PROXY.

                                   By Order of the Board of Directors,


DATED:  June 8, 1999               Stephen M. Robinson, Secretary

ARCA Corp.
                                               215 West Main Street
                                               Maple Shade, NJ  08052
                                               (609) 667-0600
                                               Fax (609) 727-0218

                            INFORMATION STATEMENT


                               June 8, 1999


To the Holders of Common Stock:

The following Information Statement is being mailed to the shareholders of record of ARCA Corp. ("ARCA") in connection with the proposed transaction with
shareholders of Agate Technologies, Inc. ("Agate").   In the transaction,
Agate shareholders will contribute their Agate shares to ARCA and in exchange receive shares in ARCA (the "Exchange Transaction"). In the Exchange Transaction, ARCA intends to issue a majority of its shares to shareholders of
Agate and shareholders of Agate owning a majority of Agate shares are expected to contribute them to ARCA. As a result, Agate shareholders would control ARCA and Agate would become a majority-owned subsidiary of ARCA.

As the Exchange Transaction contemplates various corporate actions, some of which require shareholder approval, ARCA is providing this Information Statement to its shareholders in connection with its shareholders meeting being held on June 28,1999.

In order to effect the Exchange Transaction, ARCA has entered into an agreement (the "Exchange Agreement") with Agate and controlling shareholders of both ARCA and Agate (as well as APTA Holdings, Inc. which is described below). Pursuant to the Exchange Transaction as described in the Exchange Agreement, Agate will become a majority-owned subsidiary of ARCA and Agate shareholders will end up controlling ARCA. Immediately prior to closing, ARCA will have 1,500,000 shares of common stock outstanding while Agate will have between approximately 9,000,000 and 9,500,000 shares of stock outstanding. Pursuant to the Exchange Agreement, ARCA shall offer to all existing Agate shareholders, both common and preferred, the option to contribute their Agate shares to ARCA and to receive 1.5 ARCA common shares in exchange for every
Agate share so contributed.   Pursuant to the Exchange Agreement, holders of
5,125,000 Agate shares have already agreed to so contribute their shares, with the holders of the remaining approximately 4,000,000 shares having until June 25, 1999, to decide whether to do likewise. The following table presents the minimum and maximum number of shares of ARCA's common stock which will be outstanding immediately after closing:

                                  Agate Shares                  ARCA Shares
                                                          Minimum     Maximum

Agate common shareholders
who have agreed to
contribute and exchange
their shares                       5,125,000            7,687,500   7,687,500

Agate common shareholders
who have not yet agreed
to contribute and exchange
their shares                       1,925,000                    0   2,887,500

Agate convertible preferred
shareholders, all of whom
have not yet agreed to
contribute and exchange
their shares                       2,075,000                    0   3,112,500

  Total Agate Shareholders         9,125,000            7,687,500  13,687,500

ARCA common shareholders                   0            1,500,000   1,500,000

  Total                            9,125,000            9,187,500  15,187,500

% of ARCA owned by
Agate shareholders                                         83.67%      90.12%

% of ARCA common (fully
diluted) owned by ARCA                                     56.16%     100.00%


        For purposes of this presentation, the minimum assumes that only the Agate shareholders who have already agreed to contribute their shares to ARCA do in fact contribute them. The maximum column assumes that all Agate shareholders, both preferred and common, do in fact contribute their shares and receive ARCA common shares in exchange. Please note that the Agate convertible preferred stockholders who contribute their shares have the option to receive the same number of shares of ARCA preferred stock instead of 1.5 ARCA common shares for every Agate preferred share. The ARCA preferred is substantially identical to the Agate convertible preferred stock except that each ARCA preferred share is convertible into 1.5 shares of ARCA common stock. The ARCA board of directors recently designated 2,075,000 shares of ARCA preferred stock as Series A Preferred Stock so that it could be issued pursuant to the Exchange Agreement if holders of Agate Series A Preferred Stock elect to receive ARCA Series A Preferred Stock in lieu of ARCA common stock. Agate also has the right to issue up to 500,000 additional shares at $0.75 prior to the closing and has outstanding approximately 1,000,000 options with exercise prices between $0.1267 and $1.50 per share. Holders of a majority of the outstanding shares of ARCA have agreed pursuant to the Exchange Agreement to vote their ARCA shares FOR the Exchange Transaction.


     Agate Technologies, Inc., a privately held California-based corporation, was formed in January, 1996, to design and develop software and software-bundled-with-hardware solutions for notebook and desktop PC's.
Agate proprietary software technology focuses on the management and retrieval of data while enhancing ease of use through interchangeable and removable storage devices, including IDE device bay docking modules. Agate software design architecture allows users to "Hot Swap" data storage devices. This is accomplished through the automatic detection of IDE, ATA, and ATAPI devices, eliminating the need to shut down, reboot, or reconfigure the system while swapping these devices. Agate innovative architecture enables portability and mobility of these solutions across most PC platforms. With a planned suite of innovative software products, Agate intends to provide PC and notebook users with portable storage solutions which enhance productivity and usability. Agate currently licenses its software technology to notebook OEMs while its solution products are marketed through its internal sales and marketing division, Internet website, and selective distribution channels.

     In order to assist our shareholders in understanding the effect of the Exchange Transaction with Agate shareholders, we have prepared this summary which not only discusses Agate, but also provides information concerning the effect upon ARCA and its existing operations after the acquisition of Agate.


                  THE PROPOSED CORPORATE ACTIONS OF ARCA

The ARCA Board of Directors has approved all of the corporate actions set forth below, subject to the approval of shareholders holding a majority of the shares of ARCA common stock. The Annual Meeting of the stockholders of ARCA Corp. will be held on June 28, 1999 at 10:00 a.m. EDT at ARCA's corporate offices at 215 West Main Street in Maple Shade, New Jersey to give all shareholders the opportunity to consider and vote upon the following matters. Pursuant to the Exchange Agreement, holders of a majority of the outstanding shares of ARCA have agreed to vote their shares FOR each of the proposed actions at the meeting.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND IN A
PROXY.

1.   Election of Directors.

           Proposed Directors            Proposed Term
           Harry J. Santoro              June 28, 1999 through next annual
                                         meeting
           Stephen M. Robinson           June 28, 1999 through next annual
                                         meeting

It should be noted that Messrs. Santoro and Robinson have agreed effective upon closing of the Exchange Transaction under the Exchange Agreement to resign and appoint as directors Francis C.S. Khoo and Shirley Ooi, who are the current Agate directors.


     2. Approval of Stock Issuance to Agate Shareholders Pursuant to the Exchange Agreement.

Under the proposed Exchange Agreement, ARCA proposes to issue between approximately 7.7 million and 13.7 million of its shares to shareholders of Agate in exchange for their contribution of their Agate shares. This issuance is described above and in the Exchange Agreement, a copy of which is available from ARCA upon request. A copy of the Exchange Agreement also can be downloaded via the Internet from the Form 8-K dated June 8, 1999, at the Securities and Exchange Commission's web site at the following address:

             http://www.sec.gov/cgi-bin/srch-edgar?0001006762

ARCA shareholders are being asked to approve the Exchange Transaction and the Exchange Agreement.

3.   Formation of APTA Holdings and Stock Dividend of its Shares.

Agate has indicated that it does not desire to operate the Company's apartment complex or its finance business, and has made it a condition of the Exchange Agreement that the Company divest itself of such businesses. The Board of Directors believes that the current businesses of the Company are viable, and therefore, rather than seeking a private purchaser, has determined to transfer all of the assets and liabilities of ARCA to a new Delaware corporation named APTA Holdings, Inc. All ARCA shareholders of record on a date as may be determined by the Board of Directors presently contemplated as June 28, 1998, (the "Dividend Record Date") will receive one share of APTA Holdings, Inc. for each share of ARCA's common stock held on the Dividend Record Date. As of the
Dividend Record Date, there will be 1,000,000 shares of ARCA common stock outstanding. (Prior to the Dividend Record Date, ARCA intends to issue 500,000 shares of ARCA common stock to Bresner Partners, Ltd. for services rendered in helping bring about the Exchange Transaction; however, Bresner Partners Ltd. will waive its right to the ARCA dividend of APTA stock.)

For all practical purposes, APTA Holdings, Inc. will be identical, in terms of
business and management, to ARCA prior to the Exchange Transaction. However, APTA will not initially be quoted on the OTC Bulletin Board; nor, pending the filing of a Form 10, will it be a reporting company. The Company intends to cause APTA Holdings, Inc. to file a Form 10 with the Securities and Exchange Commission to become a reporting company, and to thereafter seek inclusion on the OTC Bulletin Board. In accordance with the S.E.C. Rules, actual distribution of the APTA Holdings stock will not occur until the Form 10
becomes effective.   It should be noted, however, that the existing ARCA
shares which you will keep will continue to be quoted on the OTC Bulletin Board, and after the Exchange Transaction with Agate, would be traded under ARCA's new corporate name, Agate Technologies, Inc., and under the planned symbol AGAT.

ARCA shareholders, upon successful completion of the Exchange Transaction, thus will own shares both in a corporation which was formerly named ARCA and is then named Agate and owns all of the Agate assets and in a new corporation APTA Holdings which owns all of ARCA's assets. If the Exchange Transaction is completed, Agate management will thereafter become management of the Company and will operate the current business of Agate, and the present management of ARCA will continue to operate the apartment complex and the finance company under a new corporation known as APTA Holdings. In the event that the Exchange Transaction does not occur, then the Company will transfer all of its businesses to APTA Holdings, but APTA Holdings will remain a wholly owned subsidiary of ARCA unless and until the Board of Directors determines that it is in the best interest of the Company to proceed with the dividend.

4.   Name Change.

An amendment to the Certificate of Incorporation will be presented to change the name from ARCA Corp. to Agate Technologies, Inc., or such other name as is approved by the Board of Directors. In the event that the Exchange Transaction is completed, it is likely that the Company's name will be changed to Agate Technologies, Inc. If the Agate acquisition does not occur, it is likely that the Company's name will remain ARCA Corp.

5.   Approval of Change in Jurisdiction to Delaware.

Immediately after the Agate Exchange Transaction, ARCA proposes to reincorporate in Delaware via merger into a newly created Delaware corporation. A copy of the proposed Certificate of Incorporation, By-laws, and Merger Agreement will be available for inspection at the meeting, or can be inspected at any time prior to the meeting at ARCA's corporate office. They also comprise Exhibit O to the Exchange Agreement and can be downloaded from the SEC website as described above.

The Delaware Certificate of Incorporation provides for the personal liability of directors for monetary damage to the corporation or its shareholders for breach of fiduciary duty as a director to be limited to the maximum extent permitted by law. It also provides for the corporation to advance defense costs and indemnify its directors, officers, and agents against third party claims to the maximum extent permitted by law. The number of directors is set in the bylaws from time to time which the board can amend. The bylaws initially provide for three authorized directors.
The Delaware Certificate of Incorporation authorizes 60 million shares of common stock and 15 million shares of blank check preferred stock, all $0.0001 par value. Under the Merger Agreement, ARCA (Agate)-New Jersey would be merged into Agate and each shareholder of ARCA (Agate)-New Jersey would receive one share of Agate for each share of ARCA (Agate)-New
Jersey owned. The reincorporation is expected to close shortly after the Exchange Transaction.

6.   Adoption of Stock Option Plan.

     Agate currently has a stock option plan pursuant to which 3,000,000 common shares are reserved for issuance pursuant to the exercise of incentive and non-statutory options granted to employees and consultants, including officers and directors. ARCA's board has adopted the 1999 Stock Option Plan (the "1999 Option Plan"), which is substantially identical to the Agate plan, but reserving 4,500,000 instead of 3,000,000 common shares. The Board of Directors or a committee of the board may grant options during the next ten years under the 1999 Option Plan. Options may have a term of up to ten years and may be granted at no less than 85% of fair market value of ARCA stock on the date of grant. A copy of the 1999 Option Plan comprises Exhibit G to the Exchange Agreement and is available from the Company or from the SEC website described above.

Dissenters' Rights

Under N.J.S.A. 14:A10-3, you are entitled to dissent from the Exchange Agreement and to be paid the fair value of your shares of ARCA.

To assert and enforce this right, you are required, under New Jersey law, to follow the following procedure: deliver to Harry J. Santoro, President, at 215
West Main Street, Maple Shade, New Jersey, 08052, prior to the shareholders meeting scheduled for June 28, 1999, your written notice of dissent, stating that you intend to demand payment for the fair value of your shares, together with your stock certificate(s) and a Medallion-guaranteed stock power for such certificate(s).


                          ARCA CORP'S PRESENT BUSINESS

ARCA CORP. ("ARCA" or the "Company") was incorporated on December 22, 1995 in the State of New Jersey for the purpose of acquiring, developing and selling
residential real estate.   The Company simultaneously formed Spring Village
Holdings, Inc., a New Jersey corporation, as a wholly owned subsidiary. The discussion of the business of the Company set forth herein includes the business of Spring Village Holdings, Inc.

The Company is currently engaged in two lines of business; owning and operating income producing real estate, and the originating and servicing of loans to businesses, generally secured by real estate or other business assets
("business lending"), and to individuals, generally secured by vehicles or other personal property ("consumer lending").

On December 31, 1995, the Company acquired through a subsidiary an 80% controlling interest in a 124-unit apartment complex. ARCA secured bridge financing to make certain improvements needed to refinance the property. Upon completion of the improvements, rents, occupancy and net cash flow increased and the property was successfully refinanced on September 19, 1997. Subsequent to the refinancing, the Company has used its positive operating cash flow to reduce debt.

On March 31, 1998, ARCA formed Beran Corp. and on May 28, 1998, entered into business lending through the acquisition of the business lending operations of a real estate development company.

On November 24, 1998, Beran became a licensed lender in the State of New Jersey. Beran entered into secured consumer lending in the first quarter of 1999.

The Company intends to utilize its contacts and business expertise to locate and acquire additional properties, primarily apartments, preferably those that are undervalued or which can be acquired at less than fair value due to the financial difficulties of their owners. There is no assurance that such properties can be obtained under terms and conditions that are favorable to
the Company.   The Company is in the process of expanding Beran Corp., its subsidiary finance company. The Company is also pursuing the acquisition of other businesses.

The most complete source of information concerning ARCA is contained in the Company's Form 10KSB filed with the S.E.C. for the period ending December 31, 1998, and the subsequent filings made with the S.E.C., all of which can be found on the S.E.C.'s "EDGAR" system by accessing the following web site:

             http://www.sec.gov/cgi-bin/srch-edgar?0001006762

Upon request, ARCA will supply a copy of any of such documents to a shareholder who does not have Internet access.

                           FORWARD LOOKING STATEMENTS

Certain statements made in this Information Statement are "forward looking statements". Without limiting the generality of the foregoing, such information can be identified by the use of forward- looking terminology such as "anticipate", "will", "would", "expect", "intend", "plans to" or "believes", or other variations thereon, or comparable terminology. Actual results, performance or developments may differ materially from those expressed or implied by such forward-looking statements as a result of market uncertainties or industry factors. Some important factors that may cause actual results that differ materially from those in any forward-looking statements may include the availability of financing in the time frame required, market acceptance of Agate products and services, competitive pressures, and the ability to attract and retain key executive sales and management personnel. ARCA and Agate each disclaims any obligation or responsibility to update any such forward-looking statements.

                      AGATE TECHNOLOGIES, INC.

DEFINITIONS

     The following terms are used through out the description of Agate and are defined below for ease of reading:

1. Hot Swap: The ability to detach one device (such as a hard disk drive) from a computer and attach another device without shutting the computer off and rebooting.

2.   Warm Swap:  Similar to a hot swap except that application software is in
suspense and must be   resumed on insertion of a new device.

3.   Plug and Play:  The ability after a hot swap to readily access the newly
attached device.  Thus,   in order to plug and play, one must be hot
swappable.

4.   Interface Structure:  The hardware structure of a computer which allows
peripherals to attach to   it.  PCs today typically use an IDE interface.

5.   Device Bay:   The standard proposed by an industry consortium involving
a
new interface and   other features to allow both hot swap and plug and play.

6.   DataReady(tm):  A Company trademark used on products that have software
features to take   advantage of their plug and play capability to provide
additional functionality to the user.

7.   Dock:  A piece of hardware fixed internally to a PC which allows the use
of an external data   storage device (such as a hard disk drive).

8. Hot Spare: The ability to use an additional data storage device to back up your main internal hard drive as you use your computer.

HISTORY OF THE COMPANY

Agate Technologies Inc. is a California corporation founded in January 1996. Agate initial focus was to develop, customize, and market hot swap software to the notebook OEM segment of the PC industry. The Company then applied its hot swap technology to provide hot swap removable data storage devices bundled with software for PCs using today's IDE interface. These products include the
Hot Data Shuttle and the DN-Exchange described in the "Agate Product Summary" section below. The Company's goal is to become a market leader in hot swap and hot-swap based hardware/software solutions emphasizing data mobility and accessibility. These hot- swap based solutions will embody the Agate DataReady(tm) concept to allow one-step operation for data availability.

INDUSTRY BACKGROUND

The corporate enterprise network supports the industry standard network functions of data redundancy with features such as hot swap and hot spare. A corporate enterprise network is required to scale easily with the dynamic requirements of a changing organization. With unpredictable demands on the system, the operator does not wish to take the network down to implement any change to it. In case of a sub-system failure, the hot spare would take over and the user community may be unaware of any failure while the operator replaces the failed sub-system component(s). Today's PC does not readily support these network friendly requirements of hot swap and hot spare.

Device Bay is an industry consortium effort to define a new universal plug and play device interface for the PC. Device Bay demonstrates industry's awareness that today's PC in the enterprise without hot swap creates a weak link in the corporate system/data availability paradigm. By achieving true plug and play, Device Bay is expected to remove the obstacle of non-compliance to the enterprise by introducing a high level of system interoperability and data availability to remote and mobile users. Unfortunately, the prospect of this effort targets the introduction of a new interface with no backward compatibility to the over 100 million corporate PCs in the enterprise.

The PC of today with its IDE interface needs equivalent functionality to the Device Bay standard to allow seamless integration of desktop and notebook PCs into the corporate enterprise. The low costs and performance advantages of IDE should encourage a high degree of industry-wide acceptance of the addition of plug and play capability, thus encouraging broad base application development for features that benefit the mobile enterprise.

AGATE'S  POSITIONING

Agate is developing technology and a family of products centered around its Data Ready concept to take advantage of the already pervasive ATAPI/IDE interface and extend it beyond its normal scope of utility. Agate goal is to introduce plug and play functionality while addressing the backward compatibility need and cost concerns of the consumer. If successful, this would encourage deployment of hot data exchange subsystems to the installed base and the hot interchange of any ATAPI/IDE device on a common platform. Agate technology is not limited to devices but can be extended to any level of physical interface within the ATAPI/IDE architecture. This flexibility opens OEM design windows to incorporate hot access to docking stations and other features/functions that may be desirable in the future.

AGATE'S TECHNOLOGY

The IDE interface is the world's most pervasive device interface. It is present at some level in all PC based architectures as well as Mac and some Unix machines. The numerous advantages of IDE include global market infrastructure, zero cost interface investment, and attractive storage price. The virtues of Device Bay can be realized today if IDE can be made generically hot swappable and easily installable.

Agate plan is to capitalize on the attractiveness of the current IDE interface with the addition of plug and play capability. Agate believes that it is the industry leader in providing notebook OEMs with hot-swap capability.
Agate more recently has started to provide generic warm swap software for retail distribution and generic hot swap for mass-market desktop/notebook consumption. When combined with Agate desktop dock products, Agate helps today's PC to meet many of the objectives outlined by Device Bay for today's corporate enterprise. With the growing needs of data access, security, and management for the new mobile enterprise, Agate has developed a family of DataReady(tm) products extending the plug and play capabilities of the PC user back into the enterprise backbone.


Agate provides the plug and play capability through a combination of hardware, software, and firmware. Agate has invested millions of dollars to develop its proprietary software and firmware which are protected by copyright and trade secret laws.

PLAN OF DISTRIBUTION AND MARKETING

The Company's goal is to be the leading provider of data solutions for notebook and desktop PCs by enhancing its core swap technology engine to build data solutions which provide portability, security, flexibility, easy accessibility and availability of data in fixed and remote sites.

To achieve this, the Company plans to:

   1. Expand the scope of its existing OEM relationships to target its new product introductions,

   2. Develop strategic OEM partnerships to establish industry recognition and gain major market share,

   3. Strengthen and expand its existing distribution and VAR channels in the USA,

   4. Expand its sales representative channel focus to strengthen direct sales
support and widen its   market penetration, and

   5. Increase its international presence through strategic distribution partners and their channels

During the 15-month period ending March 31, 1999 (the end of the Company's shortened three- month 1999 fiscal year), the Company's revenues consisted of an estimated 38% in OEM royalties and customization fees; 16% in hotchips/software; and the balance of about 46% in bundled software/hardware products which include the Hot Data, Hot Data Shuttle and the DNExchange.

AGATE PRODUCT SUMMARY

DataReady(tm) Product Characteristics

All of Agate products are designed to be DataReady(tm). Thus, they take advantage of their plug and play capability to provide the following characteristics:

   .  User Friendly Plug and Play - allowing ready install/removal of any
storage device without   requiring system shut down or additional knowledge
of
system operation.

   . Transportability - inherently mobile, immutable, and easily migratable de facto standard medium.

   . Security - enhanced through readily available auxiliary storage devices and data redundancy.

Current Products

Agate DataReady(tm) products available today are:

  .  ProSwap   Generic warm swap software for both laptops and desktops.
Agate
has extended the plug and play, transportable, and security features and
benefits typically enjoyed with the floppy   diskette down to the storage
device layer. This capability is designed into the critical components necessary to support Agate strategically targeted markets.

  .  Hot Data   a bundled solution built on top of the ProSwap hot swap
engine
allowing hot access   to any 2.5" or 3.5" hard drives that may be shared with
other Agate DataReady(tm) systems.

  .  Hot Data Shuttle   a bundled solution built on top of the ProSwap hot
swap engine allowing hot   access to any 3.5" media device and may be
inter-exchanged with any other Agate DataReady(tm)   System, thus providing
device type independence at the system level. (i.e. Floppy Drive, Hard Drive, CD-ROM, DVD, ZIP, LS-120, TR-4, etc)

  .  DN- Exchange (DN-Boy)   a bundled solution built on top of the ProSwap
hot swap engine   allowing hot access and exchange of any 2.5" hard drive
with
any Agate DataReady(tm) desktop   and notebook (w/ PCMCIA capability)

  .  ASIC Hot Chip for Desktop OEM - Hot chip with device driver software
combination allowing   OEM design of hot swap functionality for removable
devices and/or docking stations for desktop   PCs.

Planned Products

Building on the hot swap technology software engine, the Company hopes to roll out these other products over the near future:

  . Hot Shadow - a software solution designed to be used directly with the ProSwap software engine allowing 2nd hard drive mirroring and full/incremental back up.

  .  Data Sync - a software solution designed on top of the ProSwap software
engine allowing for   data synchronization and ultimately the ability to
share
and synchronize data with other Agate   DataReady(tm) systems.

  .  PowerSwap - generic hot swap software derived from the ProSwap platform
which will be   available off the shelf.  It may be used for swapping varying
cold devices without having to add   the ASIC Hot Chip configuration across
any PC platform.

MANUFACTURING

Commencing late 1997, the Company outsourced its manufacturing. Currently, the Company's proprietary chip is manufactured in the United States, electrical and mechanical components of its docking mechanism are manufactured in Taiwan, and the electrical components for Agate proprietary board are made in Singapore.

Although Agate knows of no present impediments, there can be no assurance that it will be able to purchase and assemble its docking mechanism without defects. In addition, there can be no assurance that the single source suppliers will meet the Company's future requirements for timely delivery of products of sufficient quality and quantity. The inability of Agate single source suppliers to provide it with adequate supplies of high quality products, or the loss of any of the Company's single source suppliers, could cause a delay in the Company's ability to fulfill orders while the Company identifies and certifies a replacement supplier, and could have a material adverse effect upon the Company's business, financial condition and results of operations

The Company's objective in the area of hardware is to work with complementary vendors (i.e. PC manufacturers, mobile rack manufacturers, and system integrators), to modify the Company's proprietary chip and board design to fit vendors' products.

COMPETITION

The market for the Company's products is highly competitive and characterized by rapid technological change, frequent new product introductions and evolving
industry standards.   The Company currently experiences competition from
various companies including Phoenix Technologies and Softex in hot-swap software. In future versions of Windows 2000, Microsoft is targeting some level of plug and play technology which may address IDE hot swap. There are known smaller companies which are providing various IDE hardware/software products. Makers of hardware products could compete with the Company's bundled solutions by combining hot swap or plug and play capability which they or third parties develop, with their hardware products.

Several of the Company's current and potential competitors have significantly greater financial resources than the Company and as a result may be able to respond more quickly to new and emerging technologies and standards and to changes in customer requirements.


INTELLECTUAL PROPERTY AND OTHER PROPRIETARY RIGHTS

The Company relies primarily on a combination of copyright and trademark laws, trade secrets, confidentiality procedures and contractual provisions to protect its proprietary technology. For example, the Company licenses its software pursuant to signed license agreements, which impose certain restrictions on the licensees' ability to utilize the software. In addition, the Company seeks to avoid disclosure of its trade secrets, including requiring those persons with access to the Company's proprietary information to execute confidentiality agreements with the Company and restricting access to the Company's source code. The Company seeks to protect its software, documentation and other written materials under trade secret and copyright laws, which afford only limited protection.

Despite the Company's efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of the Company's products or to obtain and use information that the Company regards as proprietary. Policing unauthorized use of the Company's products is difficult, and, while the Company is unable to determine the extent to which piracy of its software products exists, software piracy can be expected to be a persistent problem. In addition, the laws of many countries do not protect the Company's proprietary rights to as great an extent as do the laws of the United States. There can be no assurance that the Company's means of protecting its proprietary rights will be adequate or that the Company's competitors will not independently develop similar technology.

To date, the Company has not been notified that the Company's products infringe the proprietary rights of third parties, but there can be no assurance that third parties will not claim infringement by the Company with respect to current or future products. The Company expects that software product developers will increasingly be subject to infringement claims as the number of products and competitors in the Company's industry segment grows and the functionality of products in different industry segments overlaps. Any such claims, with or without merit, could be time-consuming, result in costly litigation, cause product shipment delays or require the Company to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to the Company or at all, which could have a material adverse effect upon the Company's business, operating results and financial condition.

EMPLOYEES

As of December 31, 1998, the Company employed 24 individuals of which 3 are part time, 8 of whom were engaged directly in product development, quality assurance and technical support, 10 in sales, marketing and related activities and 6 in finance and administration. The Company's success is highly dependent on its ability to attract and retain qualified employees. Competition for employees is intense in the software industry. The loss of any of the Company's senior management or other key research and development or sales and marketing personnel could have a material adverse effect on the Company's business, operating results and financial condition.

FACILITIES

The Company's principal administrative, sales, marketing, support and product development facility occupies 4,662 square feet in Fremont, California. The lease expires in May 2000. The Company believes that existing facilities are adequate to support the Company's activities for the foreseeable future.

LEGAL PROCEEDINGS

The Company's Malaysian subsidiary is subject to a claim presently being asserted administratively by the former managing director for back wages and
severance pay.   The Company has accrued the amount this person has offered to
settle for, although it is possible that the actual liability could be greater or less than this amount as the Company does not currently intend to settle.

MANAGEMENT

Directors, Executive Officers and Key Employees

The directors, executive officers and key employees of the Company, their positions with the Company and ages as of May 31, 1999 are as follows:



Name                     Age       Position
Mr. Francis Khoo (1)       58        Chairman of the Board and Chief
                                     Executive Officer

Ms. Shirley Ooi (1)        48        Chief Financial Officer and
                                     Director

Mr. Vincent Ooi            32        President and Chief Technology
                                     Officer

Mr. Gregory DeWitt         39        Vice President, Worldwide Sales


-----------
(1)   Member of the Stock Option Committee and Board of Directors of the
Company

Mr. Francis Khoo is one of the founding members of the Company. He has served as Chairman and Chief Executive Officer since inception of the Company in January 1996. Mr. Khoo initially obtained a broad range of experience and knowledge in the investment and financial services industry. He has followed this up by becoming involved with several emerging growth businesses. His career in financial services includes senior assignments at the Bank of America, Dean Witter Reynolds and Shearson Lehman. In 1991, Mr. Khoo became an entrepreneur and was both investor and director of a private US company which ultimately went public.

Ms. Shirley Ooi has served as Chief Financial Officer and member of the Board of Directors since she co-founded the Company in January 1996. Ms. Ooi has over 20 years of experience in the investment and financial services industry.
Prior to joining the Company, Ms. Ooi served as the Regional Managing Director, Southeast Asia and Asia Representative for Bank Leu, a wholly owned subsidiary of the Credit Suisse Group.

Mr. Vincent Ooi, a co-founder of the Company, has served as President since March 1996. Prior to joining the Company, Mr. Ooi had worked with JTS, a mass storage technology company for one year as Director of Engineering. Before this, Mr. Ooi spent 6 years in Conner Peripherals where he was involved in various key engineering and management positions and helped develop and patent various firmware and software. Mr. Ooi is an Electrical Engineering graduate from the Singapore Polytechnic.

Mr. Gregory DeWitt, Vice President, Worldwide Sales has more than 10 years experience in sales. Prior to joining the Company, Mr. DeWitt was a Business Manager with Epson Electronic America, Inc. He is a graduate of the University of Alabama with Masters in Electrical Engineering.

Material Transactions with and Compensation of Management

     Messrs. Khoo, Ooi, and DeWitt and Ms. Ooi have entered into
Confidentiality and Intellectual Property Agreements with the Company assigning ownership of inventions they make to Agate and agreeing to maintain the confidential of Agate confidential information. Employment is "at will" meaning that either the Company or employee may terminate the employment relationship for any or no reason.

     Messrs. Khoo and Ooi and Ms. Ooi are parties to Employment Agreements with Agate. These agreements provide for a base salary (currently $129,000 for Mr. Khoo, $110,000 for Mr. Ooi, and $108,000 for Ms. Ooi), to be increased each April for cost of living. In addition, they each receive an automobile allowance and are to receive a bonus equal to 2% of the Company's net profits capped at $500,000. To date, no bonuses have been paid as the Company has not been profitable. Mr. DeWitt earns a base salary at the per annum rate of $90,000 and has a bonus plan based upon sales.

     The Employment Agreements for Mr. Khoo and Ms. Ooi provide that termination without cause results in six months severance pay; termination with cause results in three months severance pay, and termination for malfeasance results in no severance pay. Messrs. Khoo and Ooi and Ms. Ooi also receive a housing allowance of up to $2,000 per month, airfare twice per year for home leave to Singapore, and cost of storing belongings in Singapore and relocating to Singapore when Company employment terminates. In addition, there are provisions for tax equalization and payment for tax preparation services by personal accountants who are the same as the Company's accountants.

     The cash and equity compensation paid during the past three years to the Company's CEO and those executive officers making in excess of $100,000 in the fiscal and calendar year ended December 31, 1998, were as follows:

Officer Name             Year        Salary    Bonus      Other Cash    Securities Underlying
                                                                        Options Granted that Year

Francis Khoo,  CEO       1998        $127,095     $0        $6,500           150,000
                         1997        $120,000     $0        $6,500                0
                         1996         $22,750(1)  $0        $1,500           300,000

Shirley Ooi, CFO         1998        $106,663     $0        $19,500          100,000
                         1997        $102,231     $0        $19,500               0
                         1996         $15,000(1)  $0             $0          200,000

Vincent Ooi,
   President/CTO         1998        $100,000     $0         $6,500                0
                         1997       $  99,235     $0         $6,500                0
                         1996       $  82,628(1)  $0         $5,250          425,000(2)

(1)  Reflects salary for partial year 1996.
(2) Stock issuance not Option. Mr. Ooi contributed certain intellectual property and in exchange received 425,000 common shares.

Option Grants During 1998

     The number of options granted to the persons listed above, and certain data concerning them are as follows:

Name          Securities Under-   Percent of Total    Exercise    Termination
                 Lying Options     Options Granted    Price       Date
                                      in 1998

Francis Khoo       150,000                 27            $1.50       9/30/98

Shirley Ooi        100,000                 41            $1.50       9/30/98

Vincent Ooi              0                  0             N/A           N/A


These options become exercisable at the rate of 2 1/12% per month during the four-year period starting on their grant date.

AGATE CAPITALIZATION

Financing History

     Mr. Ooi contributed certain intellectual property and in exchange received 425,000 common shares. Agate then raised its seed capital from an offshore company called Pacific Rim Trading Co., Ltd. ("Pacific Rim").
Messrs. Khoo and Ooi, as well as Ms. Ooi, are investors in Pacific Rim and together own a majority of the shares of Pacific Rim. During 1996, Pacific
Rim invested $570,000 in Agate at $0.1266 per share and therefore in exchange received 4,500,000 common shares. Mr. Khoo and Ms. Ooi, along with Just
Gems,
Inc., another offshore company, invested an additional $123,000 at $0.1266 per share. Later in 1996, Agate raised $300,000 at $0.50 per share from three individual investors and $80,000 at $0.60 per share from three additional individual investors. In the 1996-7 winter, Agate then raised approximately
$7.25 million by selling 2.075 million Series A preferred shares to four investors at $3.50 per share. Agate plans to sell up to 500,000 common shares at $0.75 to several individual investors prior to the end of June, 1999.

Agate Shareholders

     The holders of five percent (5%) or more of a class of Agate voting shares, and of Agate officers and directors, are shown on the table below.
Series A Preferred Stock is non-voting; however, it is convertible into Common
Stock which votes. Therefore, for purposes of determining 5% voting shareholders, Common Stock has been considered separately as a class and Common and Series A Preferred Stock have been considered together as a class.

Shareholder and
Office (if any)           Common       Series A Preferred          Total
                     Shares   Percent   Shares   Percent     Shares   Percent

Gregory DeWitt
VP, Sales &
Marketing(8)           0(5)                 0         0           0         0

Just Gems, Inc.    750,000       9.8        0         0     750,000       7.7

Francis C.S. Khoo
Chairman, CEO(8)   684,375       9.0        0         0     684,375       7.0
                    (2)(4)                                   (2)(4)

Shirley Ooi
CFO, Director      497,917       6.5        0         0     497,917       5.1
                    (3)(4)                                   (3)(4)

Vincent Ooi
President, CTO     425,000(4)    5.6        0         0     425,000(4)    4.4

Pacific Rim
Trading(1)       4,500,000      59.2        0         0   4,500,000      46.5

Gordon Pan         500,000       6.6        0         0     500,000       5.2

Pitisan Sdn
Berhad                   0         0    1,825,000    88   1,825,000      18.8

TOTAL            7,607,292(6)  100.0    2,075,000   100   9,682,292(6)  100.0


(1)   Pacific Rim Trading Co., Ltd., a British Virgin Islands corporation
("Pacific Rim") has only one asset--the 4,500,000 Agate common shares. BVI shareholders include Francis Khoo (21.6%), Shirley Ooi (21.6%), Vincent Ooi
(7.3%), and Just Gems, Inc. or its shareholder (20%).


(2) Includes 334,375 options exercisable within 60 days and excludes 115,625 options not exercisable within 60 days. Excludes any attribution of Agate shares due ownership Pacific Rim.

(3) Includes 222,917 options exercisable within 60 days and excludes 77,083 options not exercisable within 60 days. Excludes any attribution of Agate shares due to ownership of Pacific Rim.

(4)  Excludes any attribution of Agate shares due to ownership of Pacific
Rim.

(5)  Excludes 100,000 options not exercisable within 60 days.


(6) Includes 500,000 options held by persons listed above exercisable within 60 days.

(7)  Vincent Ooi and Shirley Ooi are brother and sister.



(8)  Gregory DeWitt is the son-in-law of Francis Khoo.



     All owners have sole power to vote and dispose of the securities listed above. All owners have addresses care of the Company. All officers serve at the pleasure of the Board. All directors serve until the Company's next annual shareholders meeting and until their successors are duly elected and qualified.

Series A Preferred Stock

     At present, Agate has both common and Series A Preferred Stock outstanding. If Pitisan Sdn Berhad, who owns the bulk of the Series A
Preferred shares, elects to remain as a Series A Preferred shareholder of Agate or to become a Series A Preferred shareholder of ARCA, then shares of Series A Preferred Stock of one of the two corporations will remain outstanding. Otherwise, they will all be converted into ARCA common stock.
In case the Series A Preferred of either ARCA or Agate is left outstanding, their key rights, preferences and privileges are described below:

     (a)  Conversion.  Each share of Series A preferred stock is convertible, at the option of the holder, at any time into one share of Common Stock, subject to pro rata adjustment for events such as stock splits.  The
conversion ratio is not adjusted for dilutive issuances.   The Series A
Preferred Stock is automatically converted into Common Stock upon the occurrence of a public offering with gross proceeds of at least $5 million, upon approval of a majority of the outstanding shares of Series A Preferred
Stock, or when fewer than 150,000 shares of Series A Preferred Stock are outstanding.

     (b) Liquidation: In the event of liquidation, dissolution, or winding up of the Company, other than in connection with a merger or sale of all or substantially all of the assets of Company, the holders of the Series A
Preferred Stock and Parity Preferred Stock (see (g) below) receive certain distributions prior to the distribution of the remaining balance to common shareholders. The amount of this priority distribution is $3.50 per share in the case of Series A Preferred Stock plus declared but unpaid dividends thereon. In the event that the full priority distribution may not be made, the Parity Preferred Stock and Series A Preferred Stock share in the distribution so that each series receives the same percentage of its respective priority distribution.

     (c) Voting: Series A Preferred Stock will have no voting rights except for series voting rights provided under California law to modify or amend the rights of the Series A Preferred Stock, create a series of stock senior to the
Series A Preferred Stock reclassify or reverse split the Series A Preferred
Stock, or cancel accrued dividends.

     (d) Dividends: Dividends are paid when, as, and if declared by the Board of Directors. Dividends are not cumulative. No dividends shall be paid on the Common Stock in any given year unless a dividend is paid on the Series
A Preferred Stock and Parity Preferred Stock. The dividend preference on the
Series A Preferred Stock is equal to 5% of the sales price of the Series A
Preferred Stock ($0.175).

     (e)  Redemption:  The Company may redeem any or all of the Series A
Preferred Stock upon sixty days notice.  Holders of the Series A Preferred
Stock may convert their Series A Preferred Stock into Common Stock upon receipt of such notice at any time prior to five days preceding the redemption date.

     (f) Covenants: As long as 60% of the Series A Preferred Stock remains outstanding, the Company shall not, without the consent of a majority of the outstanding Series A Preferred Stock: (a) amend the Articles of Incorporation or bylaws to the material detriment of the holders of the Series A Preferred
Stock; (b) authorize or issue shares of class having a preference or priority over the Series A Preferred Stock as to dividends or assets; or (c) reclassify any shares of Common Stock into shares having a preference or priority over the Series A Preferred Stock as to dividends or assets.

     (g) Parity Preferred Stock: The Company may create one or more series of Parity Preferred Stock at any time as desired by its Board of Directors without the approval of its shareholders. Parity Preferred Stock is Preferred
Stock which is convertible into Common Stock, but not on terms more favorable than those of the Series A Preferred Stock, votes on an as-converted basis, and has liquidation and dividend rights similar to those of the Series A
Preferred Stock but based upon the original issue price of such Parity
Preferred Stock.

SELECTED FINANCIAL INFORMATION

It is anticipated that for financial accounting purposes the Exchange
Transaction will be considered to be an acquisition of ARCA by Agate (i.e. a reverse acquisition) and will be accounted for using the purchase method of accounting. As ARCA's business operations will not be assumed by Agate, they will not be included when showing the performance of the company resulting from the Exchange Transaction.

The accompanying financial information was derived from the historical financial statements of Agate. They are not intended to present on a proforma basis the historical financial results of Agate under the purchase method of accounting. Accordingly, no adjustment has been made for goodwill, intangible assets, amortization or minority interest. Should the Exchange Transaction occur, such proforma financial disclosures, if any, will be provided in subsequent filings. The accompanying financial statements are the unaudited historical financial statements of Agate, and may not be indicative of future results.

The consolidated statement of operations data for the period from January 17, 1996 (date of inception) to December 31, 1996 and the year ended December 31, 1997 are derived from financial statements of the Company that have been audited. The management of Agate does not believe the audited financial statements for fiscal 1998 and for the three months ended March 31, 1999 will differ materially from the information below.
(Agate has elected to change its fiscal year from December 31 to March 31 starting in 1999.) Audited financial statements are expected to be available by July 31, 1999. The audit report for fiscal 1996 and 1997 and for fiscal
1998 ended December 31, 1998, and the three months ended March 31, 1999, will be included in the Form 8-K expected to be filed with the SEC prior to the end
July. The following selected financial data is qualified in its entirety by, and should be read in conjunction with, the Company's consolidated financial statements and the related notes thereto which will be contained in such audit reports.

                      Period
                   from 1/17/96                                 Three Months
               (date of inception)   Year Ended    Year Ended       Ended
                   to 12/31/96        12/31/97      12/31/98      3/31/99
                 (Consolidated)   (Consolidated) (Consolidated)(Consolidated)
                  (Unaudited)      (Unaudited)    (Unaudited)     (Unaudited)

STATEMENTS OF
OPERATIONS
DATA:

Net Sales                -0-         $36,443        $947,549       $405,870
Cost of Sales            -0-           8,854         304,852        163,332
                    ---------       --------       ---------      ----------
Gross Profit             -0-          27,589         642,696        242,538

Operating Expenses:
 Research &
  Development        431,159         974,719         889,000        178,283
 Sales &
  Marketing          161,944         767,295       1,009,479        311,705
 General &
  Administrative     798,758         887,980         911,527        190,929
 ATI Closure
  Expenses               -0-            -0-            6,165        143,835
                    ---------       --------       ---------      ----------
Total Operating
  Expenses         1,391,861       2,629,994       2,816,171        842,752
                   ----------      ---------       ---------      ----------
Operating Loss    (1,391,861)     (2,602,405)     (2,173,475)      (582,214)

Interest and
 Other income            -0-         170,813         164,330         26,786
Interest
 expense                 -0-           4,408           6,242          7,443
                   ----------      ---------       ---------      ----------
Loss before
 income taxes    ($1,391,861)    ($2,436,000)    ($2,015,387)     ($562,871)
                 ============    ============    ============     ==========
Income tax              (800)           (800)           (397)           -0-

Loss after
 income tax      ($1,392,661)    ($2,436,800)    ($2,015,784)     ($562,871)



                    12/31/96         12/31/97      12/31/98         3/31/99
                 (Consolidated)   (Consolidated) (Consolidated)(Consolidated)
                  (Unaudited)      (Unaudited)    (Unaudited)     (Unaudited)


BALANCE SHEET
  DATA:

Cash, cash
 equivalents and
 restricted cash   $82,794        $4,615,242     $2,491,308      $2,162,499
Working capital    (73,594)        4,609,683      2,606,087       2,074,564
Total Assets       149,763         5,131,809      3,408,125       2,972,755
Long term debt
 less current
 portion              -0-             48,848          9,475           4,798
Retained
 earnings
 (deficit)      (1,391,661)       (3,829,461)    (5,845,245)     (6,408,116)
Cumulative
 translation
 adjustment           -0-            (32,719)       (47,958)        (48,092)
Total
 shareholders
 (deficit)
 equity            (14,930)        4,817,140      2,772,810       2,223,112





                                  RISK FACTORS

     Ownership of the Company's stock entails several material risks, including, without limitation, the following risks.

  1. Lack of Profitability.  The Company has never been profitable.  There can
be no assurance that   it ever will become profitable.

  2. Need for Further Financing.  The Company currently has cash on hand of
approximately $2   million.  At its current burn rate, this cash will last
only approximately one year if sales and   expenses continue at their current
levels.  Although the Company would not intend to maintain   its expense
level
if the Company's sales do not increase, there can be no assurance that the
Company will not run out of cash in one year unless future financing is
achieved.  There can be   no assurance that future financing can be obtained
at all, or on terms favorable to the Company.

  3. Concentration of Control.  The Company, after the Exchange Transaction,
will be controlled in   the majority by Francis Khoo and Vincent and Shirley
Ooi through their ownership individually   and through Pacific Rim.

  4. Key Current Personnel.  Francis Khoo and Vincent and Shirley Ooi are all
critical to the   Company's success.  Loss of any one of them would be
materially detrimental.

  5. New Personnel Needed.  The Company intends to recruit a chief operating
officer who will be   critical to the success of the company.  There can be
no
assurance that such person will be   located.  Also the Company needs to
retain current and recruit additional engineering talent which   is difficult
in the intensely competitive job market of Silicon Valley.

  6. New Markets.  The Company is looking for new OEMs and markets and
distribution channels   for its soon-to- be-released products.  There can be
no assurance that the Company will be   successful in these regards.

  7. Bundling.  The Company will be dependent upon the hardware products of
third parties in its   bundling deals.   There can be no assurance that the
Company will be able to locate bundling   partners or that the terms of any
bundling arrangement will be advantageous to the Company

  8. Competition.  Competition in the data storage industry is intense and
most competitors are larger   and better financed than the Company.

  9. Thin Market.  Agate stock has never been publicly traded.  ARCA stock was
very thinly traded.    The three market makers sold less than 10,000 shares
during the first five months of 1999.  There   can be no assurance that any
trading market will develop for the Company's stock.

  10.     Supply of Stock. Currently only 450,000 shares are available for
trading under SEC rules.  Three   months after the closing 100,000 shares
become available and six months after the closing date   an additional
450,000
become available.  Eleven and one half months after the closing date an additional 500,000 become available for trading and twelve months after the
closing date,   approximately 13,500,000 shares become available for trading.
The large availability of shares   for trading in the future could affect the
market adversely and drive the market price down.

  11.     Intellectual Property.  The Company currently relies primarily on
constant innovation and trade   secret law to protect its intellectual
property along with copyright law for the software executable   coed.  Should
the Company not innovate continually, someone could reverse engineer the
Company's products and develop better products.   The Company has applied for
a patent;   however, there can be no assurance that any patent will be
granted, and if one is granted, that it   will contain valid claims which are
broad enough to cover products marketed by competitors.

  12.     Technological Change.  Third parties could develop products and
technologies which obsolete   those of the Company.

  13.     Subordination.  The Company's common stock is subordinate to any
Series A Preferred Stock   which may result from the Exchange Transaction if
Agate preferred shareholders elect to receive   ARCA preferred stock.   In
addition, the Company's common stock will be subordinate to any   future
preferred stock that the Company creates and issues.  No vote of the
Company's
common   shareholders is required to issue preferred stock.

  14.     New Products.  The future of the Company is largely dependent upon
its development of the   "Data Availability" products described above.  While
these products are largely developed, their   refinement and the elimination
of bugs through customer testing have not yet occurred.  There   can be no
assurance that these products will be successfully or timely completed.
Software   products in general tend to be delayed beyond companies'
expectations.

  15.      Manufacturing.  The Company's custom ASIC HotChip is sole sourced.
The Company attempts   to reduce the adverse impact a problem with the
supplier could cause by maintaining a safety   stock; however, there can be
no
assurance that the Company would be able to replace this   supplier in the
event of problems before its safety stock ran out.


                                EXHIBIT O
                 DELAWARE CERTIFICATE OF INCORPORATION,
                                BY-LAWS

                     CERTIFICATE OF INCORPORATION

                               OF

                      AGATE TECHNOLOGIES, INC.
              ____________________________________


The undersigned, a natural person (the "Sole Incorporator"), for the purpose of organizing a corporation to conduct the business and promote the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware hereby certifies that:

                               I

     The name of this corporation is Agate Technologies, Inc.
                               II

     The address of the registered office of this corporation in the State of Delaware is c/o The Corporation Trust Company, The Corporation Trust Center,
1209 Orange Street, Wilmington, Delaware 19801. The registered agent of the
Corporation in the State of Delaware at such address is The Corporation Trust
Company.

                              III

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General
Corporation Law of the State of Delaware (the "DGCL").

                               IV

The corporation is authorized to issue two classes of stock, which shall be designated respectively "Common Stock" and "Preferred Stock".

A. Common Stock. The number of shares of Common Stock which the corporation is authorized to issue is Seventy Five Million (75,000,000), each having a par value of one one - thousandth of one cent ($.00001).

B.   Preferred Stock.

(1) Number of Authorized Shares. The number of shares of Preferred Stock which the corporation is authorized to issue is Fifteen Million (15,000,000), each having a par value of one one-thousandth of one cent ($.00001).

          (2)  Authority of the Board of Directors to Issue.  The Preferred
Stock may be issued in one or more series. The Board of Directors is authorized, by filing a Certificate of Designations (a "Preferred Stock
Designation") pursuant to the DGCL, to fix the number of any such series of Preferred Stock, and to determine the designation of any such series, in accordance with the requirements of the DGCL. The Board of Directors is further authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issuance of shares of that series.
C.   Series A Preferred Stock.

     (1)  Designation; Number; Initial Sales Price; Parity Preferred Stock.
          (a)  The initial series of preferred stock shall be designated
"Series A Preferred Stock".

          (b) The number of shares constituting the Series A Preferred Stock shall be Two Million Seventy Five Thousand (2,075,000).

          (c) The "Initial Sales Price" of a series of Preferred Stock shall mean the sales price of the initial shares sold of such series of Preferred
Stock.  The "Initial Sales Price" of the Series A Preferred Stock is Three
Dollars and Fifty Cents ($3.50).
          (d) Any series of Preferred Stock whose rights, preferences, privileges, restrictions, number, and designation are fixed in a resolution adopted by the Corporation's Board of Directors as set forth in one or more certificates of determination filed subsequently to the filing of this Certificate of Incorporation are hereby defined as "Parity Preferred Stock," provided that shares of such series shall be convertible into Common Stock, shall have one vote per share of Common Stock into which such shares may be converted if such shares are voting shares, and are on a parity with the Series A Preferred Stock in payment of dividends and upon liquidation, based upon the Initial Sales Price of the respective series.

     (2)  Dividend Rights.

          (a) No dividend (payable other than in Common Stock of the corporation) may be paid on or declared or set apart for the Common Stock in any one fiscal year unless a dividend at the rate of five percent (5%) of the Initial Sales Price is paid on, or declared and set apart for, each share of Series A Preferred Stock, and the applicable designated dividend is paid on, or declared and set apart for, each share of Parity Preferred Stock. The amount of any such dividend shall be prorated for a share of Series A
Preferred Stock or Parity Preferred Stock which is not issued and outstanding for an entire fiscal year.

          (b)  After the dividends to which the holders of Series A Preferred
Stock and Parity Preferred Stock are entitled have been paid or declared and set apart in any one fiscal year of the Corporation, if the Board of Directors shall elect to declare additional dividends out of funds legally available therefor in that fiscal year, such additional dividends shall be allocated among the holders of the Common Stock in proportion to the number of shares held by them.
          (c)  The dividends on the Series A Preferred Stock and Parity
Preferred Stock shall be paid out of any assets legally available therefor, when, as and if declared by the Board of Directors. Dividends on the Series
A Preferred Stock and Parity Preferred Stock shall not be cumulative and no rights shall accrue to the holders of the Series A Preferred Stock or Parity
Preferred Stock in the event the Corporation shall fail to declare or pay dividends on the Series A Preferred Stock and Parity Preferred Stock in the amount of five percent (5%) of the Initial Sales Price per share per fiscal year or in any amount in any prior year of the Corporation, whether or not the earnings of the Corporation in that previous fiscal year were sufficient to pay such dividends in whole or in part.

          (d) In the event the Board of Directors of the Corporation declares dividends in a fiscal year in an amount less than the aggregate of all the dividend preferences of the Series A Preferred Stock and Parity
Preferred Stock, then the entire amount of dividends declared by the Board of Directors shall be distributed ratably among the holders of the Series A
Preferred Stock and Parity Preferred Stock such that the same percentage of the annual dividend to which each series of Preferred Stock is entitled is paid on each share of Series A Preferred Stock and Parity Preferred Stock.

     (3)  Liquidation Preference.

          (a) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the corporation, no distribution shall be made on the shares of Common Stock without first making a distribution on the shares of Series A Preferred Stock equal to (i) the amount of the Initial
Sales Price per share for each share of Series A Preferred Stock, plus (ii) all declared but unpaid preferred dividends thereon; and on the shares of Parity Preferred Stock equal to the applicable liquidation preference designated therefor. After such payment to the holders of the Series A
Preferred Stock and Parity Preferred Stock, the remaining proceeds, if any, shall be allocated among the holders of the Common Stock in proportion to the numbers of shares held by them. If upon occurrence of such event the assets and property thus distributed among the holders of the Series A Preferred
Stock and Parity Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and property of the corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock and the Parity Preferred Stock such that each holder of Series A Preferred Stock and
Parity Preferred Stock receives the same percentage of (x) with respect to the holder's shares of Series A Preferred Stock, the sum of (A) the Initial Sales
Price of shares of the series plus (B) declared but unpaid dividends; and (y) with respect to the holder's shares of Parity Preferred Stock, the liquidation preference thereof.

          (b) A merger of the corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation, shall be deemed to be a liquidation, dissolution, or winding up within the meaning of this subparagraph.
     (4)  Conversion Privilege.

          (a)  Right to Convert.  Any holder of shares of Series A Preferred
Stock may, at the option of the holder, at any time after the date of issuance and not later than five (5) days prior to any Redemption Date provided for in Section C(5)(c) of this Article IV, below, or a merger or sale of all or substantially all of the assets of the corporation, convert all or any part of the holder's shares of Series A Preferred Stock into shares of Common Stock at the rate (adjusted as appropriate pursuant to paragraph
(4)(c), below) of one and one-half (1.5) shares of Common Stock for each one
(1) share of Series A Preferred Stock to be converted, by surrendering the certificate or certificates for the shares of Series A Preferred Stock at the principal executive office of the corporation, duly endorsed to the corporation, together with written notice of intention to convert. In the event a date is fixed for redemption of the shares of Series A Preferred
Stock
pursuant to Section C(5) of this Article IV, below, or a Redemption Notice is given pursuant to paragraph (5)(c) of Section C, below, this conversion privilege must be exercised no later than five (5) days prior to the Redemption Date or a sale of all or substantially all of the assets of the corporation.
          (b)  Mechanics of Conversion.  Before any holder of Series A
Preferred Stock shall be entitled to convert the same into shares of Common
Stock, the holder shall surrender the certificate or certificates for the shares to be converted, duly endorsed, at the office of the Corporation or of the transfer agent for the preferred stock, and shall give written notice by mail, postage prepaid, to the Corporation at its principal corporate office, of the election to convert the shares. The notice shall state the name or names in which the certificate or certificates for the shares of Common Stock are to be issued. The Corporation shall as soon as practicable thereafter issue and deliver at its principal corporate office to the holder of preferred stock, or to the nominee or nominees of the holder, a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled by virtue of the conversion. The conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the shares of preferred stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon the conversion shall be treated for all purposes as the record holder or holders of the shares of Common Stock as of that date. No fractional shares of Common
Stock shall be issued upon conversion of preferred stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the fraction multiplied by the Initial
Sales Price of the Series A Preferred Stock.

          (c)  Adjustments to Conversion Rate.

     (i) Splits, Combinations or Reorganizations. In the event that at any time after the first issuance of the Series A Preferred Stock the outstanding shares of Common Stock shall be (A) subdivided or split into a greater number of shares of Common Stock; (B) combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock; or (C) changed into a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification, or otherwise, the holders of the shares of Series A Preferred Stock shall upon conversion thereof receive the stock or securities, as applicable, to which the holder would have been entitled had the holder held, at the time of said split, subdivision, combination, consolidation, reorganization, or reclassification, the same number of shares of Common Stock as the number of Series A Preferred Stock converted, and had the holder thereafter during the period from the date of that event to and including the date of conversion, retained the stock or securities receivable by them as aforesaid during that period, subject to all other adjustments called for during such period under this paragraph (4)(c) with respect to the rights of the holders of the Series A Preferred Stock.

               (ii) Other Distributions. In the event the corporation at any time after the date of the first issuance of the Series A Preferred Stock makes, or fixes a record date for, the determination of holders of Common
Stock entitled to receive, a dividend or other distribution payable in the securities of the corporation, then the holders of the shares of Series A
Preferred Stock shall upon conversion thereof receive, in addition to the number of shares of Common Stock receivable thereupon, the stock or securities to which the holder would have been entitled had the holder held, at the time of the dividend or other distribution, the same number of shares of Common
Stock as the number of Series A Preferred Stock converted, and had the holder thereafter during the period from the date of that event to and including the date of conversion, retained the stock or securities receivable by them as aforesaid during that period, subject to all other adjustments called for during such period under this Section c with respect to the rights of the holders of the Series A Preferred Stock.

          (d)  Automatic Conversion.  All outstanding shares of Series A
Preferred Stock also shall be deemed automatically converted into fully paid and nonassessable shares of Common Stock at the rate (adjusted as appropriate pursuant to paragraph (4)(c)(i) of this Section C, above) of one and one-half
(1.5) shares of Common Stock for each one (1) share of Series A Preferred
Stock upon the earlier to occur of:

               (i) The consummation of an underwritten public offering of the
Common Stock of the corporation to the general public pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, in which the per share price is at least the Initial Sales Price of the Series A
Preferred Stock and from which the corporation receives at least Five Million dollars ($5,000,000); or

               (ii) The consent of the holders of a majority of the outstanding shares of Series A Preferred Stock; or

               (iii) That time, after the initial issuance date of any shares of Series A Preferred Stock, at which less than one hundred fifty thousand (150,000) shares of Series A Preferred Stock remain outstanding.

          (e)  Reservation of Shares Issuable Upon Conversion.  Shares of
Series A Preferred Stock converted as herein provided may not be reissued.
The
corporation shall at all times reserve and keep available, out of its authorized but unissued shares of Common Stock, solely for the purpose of conversion of its shares of Series A Preferred Stock, such number of shares of
Common Stock as shall be sufficient to effect the conversion of all shares of Series A Preferred Stock from time to time outstanding, and the corporation shall obtain and keep in force such permits as may be required in order to enable the corporation lawfully to issue and deliver such number of shares of Common Stock.

     (5)  Redemption.

(a) The corporation may, at any time it may lawfully do so, at the option of the Board of Directors, redeem in whole or in part the Series A Preferred
Stock by paying in cash therefor a sum (the "Series A Redemption Price") equal to (i) the Initial Sales Price of the Series A Preferred Stock plus (ii) declared but unpaid dividends thereon.
(b) The corporation shall not be required to redeem all or part of the Series
A Preferred Stock because it is redeeming all or part of any other series of preferred stock. In the event the Board of Directors elects to partially redeem the Series A Preferred Stock, the method of selecting the shares to be redeemed shall be at the discretion of the Board of Directors of the corporation.

(c) At least sixty (60) days prior to the date fixed for any redemption pursuant to this Section C(5) (the "Redemption Date"), the corporation shall mail written notice (the "Redemption Notice"), first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the preferred stock to be redeemed, at the address last shown on the records of the corporation for the holder or given by the holder to the corporation for the purpose of notice
(or
if no such address appears or is given at the place where the principal executive office of this corporation is located), notifying the holder of the redemption to be effected, specifying the number of shares to be redeemed from the holder, the Redemption Date, the Redemption Price, the place at which payment may be obtained and the date on which the holder's conversion privileges (as defined in Section C(4) of this Article IV, above) as to the shares terminate; and calling upon the holder to surrender to the corporation, in the manner and at the place designated, the certificate or certificates representing the holder's shares to be redeemed.

(d) On or before the Redemption Date, each holder of shares called for redemption shall surrender the certificate or certificates for the shares to be redeemed to the corporation at the place designated in the Redemption
Notice, and thereupon shall be entitled to receive payment of the Redemption
Price on the Redemption Date, unless the holder has exercised the conversion privilege as hereinabove provided. If less than all of the shares represented by such certificates are redeemed, the corporation shall as promptly as practicable issue a new certificate for the unredeemed shares.

(e) From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares called for redemption as holders of Series A Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to those shares, and those shares shall not thereafter be transferred on the books of the corporation or be deemed to be outstanding for any purpose whatsoever.
Shares
of Series A Preferred Stock redeemed as herein provided may not be reissued.

(6)  Voting Rights.

(a) Except as otherwise required by law or as provided in paragraph (6)(b), below, the holders of the Series A Preferred Stock shall have no voting rights and shall not be entitled to vote on any matters brought to the shareholders of the Corporation.
(b) Each of the following require the affirmative vote of a majority of (i) the shares of Series A Preferred Stock then outstanding, voting together as a class, and (ii) the Voting Stock of the corporation, as such term is defined in Article V, Section A(3), below:
(i) Any exchange, reclassification, or cancellation of all or part of the outstanding shares of Series A Preferred Stock, including a reverse stock split but excluding a stock split;

(ii) Any exchange, and the creation of any right of exchange, of all or part of the shares of any other class of the corporation into shares of Series A
Preferred Stock;
(iii) Any change in the rights, preferences, privileges, or restrictions of the Series A Preferred Stock;

(iv) The creation of any new class of shares of the corporation having rights, preferences, or privileges prior to those of the Series A Preferred Stock, and any increase in the rights, preferences, or privileges, or the authorized number of shares, of any class of stock having rights, preferences, or privileges prior to the shares of Series A Preferred Stock;
(v) Any division of the Series A Preferred Stock into series having different rights, preferences, privileges, or restrictions, and any authorization to the
Board of Directors of the corporation to effect any such division; and
(vi) Any cancellation or other change that would affect dividends on the Series A Preferred Stock which have accrued but not yet been paid.
(7)  Repurchase of Shares.  Each holder of an outstanding share of Series A
Preferred Stock shall be deemed to have consented, to the extent required by law, to the distributions made by the corporation in connection with the repurchase of shares of Common Stock issued to or held by consultants, independent contractors, vendors, or customers upon termination of their services or failure to fulfill certain conditions pursuant to agreements providing for the right of said repurchase between the corporation and such persons at the same price per share such persons paid therefor.

(8) Covenants. In addition to any other rights provided by law, as long as sixty percent (60%) of the originally issued shares of Series A Preferred
Stock shall remain outstanding, the corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of the Series A Preferred Stock:
(a) Amend or repeal any provision of, or add any provision to, the corporation's Certificate of Incorporation or By-laws if such action would materially and adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series A
Preferred Stock authorized hereby;
(b) Authorize or issue shares of any class of stock having any preference or priority as to dividends or assets superior to any such preference or priority of the Series A Preferred Stock; or

(c) Reclassify any shares of Common Stock into shares having any preference or priority as to dividends or assets superior to those of the Series A
Preferred Stock.
     Notwithstanding the foregoing, the designation and authorization of the issuance of any shares of Parity Preferred Stock shall not require a class vote of the Series A Preferred Stock except as otherwise required by the DGCL.

(9) Notices. Any notice required by the provisions of this Article IV to be given to the holders of the Series A Preferred Stock shall be deemed given if deposited in the United States Mail, postage prepaid, and addressed to each holder of record at the holder's address appearing on the books of the Corporation.

                               V

     For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation, and regulation of the powers of the corporation, of its directors, and of its stockholders or any class thereof, as the case may be, it is further provided as follows.
     A.   Board of Directors.

(1) Authority of the Board of Directors. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be set forth in the bylaws and may be changed from time to time by amendment to the bylaws as provided therein and herein.
          (2) Terms of Directors. Subject to the rights (if any) of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, directors shall be elected at each annual meeting of stockholders for a term of one year. Each director shall serve until his successor is duly elected and qualified or until his death, resignation, or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

          (3) Removal of Directors. Subject to the rights (if any) of the holders of any series of Preferred Stock, the Board of Directors, or any individual director, may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of voting stock of the corporation entitled to vote at an election of directors (the "Voting Stock").

          (4) Vacancies on the Board. Subject to the rights (if any) of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal, or other causes, and any newly created directorships resulting from any increase in the number of directors, shall, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified.

     B.   Stockholders.

(1) Amendment of the Bylaws. The stockholders of the corporation may alter or amend the corporation's Bylaws, or adopt new Bylaws, by the affirmative vote of not less than a majority of the voting power of all of the then-outstanding shares of the Voting Stock of the corporation. The Board of Directors shall also have the power to adopt, amend, or repeal Bylaws.
          (2) Special Meetings of the Stockholders. Special meetings of the stockholders of the corporation may be called, for any purpose or purposes, by
(i) the Chairman of the Board of Directors, (ii) stockholders entitled to cast not less than a majority of the total authorized voting power of the corporation entitled to cast votes on the matters to be considered at the special meeting, or (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption).
If a special meeting of the stockholders is called in accordance with clauses
(i) or (ii) of this Article V (B)(2), the Board of Directors shall fix the date on which such meeting shall be held; provided that such date shall fall between thirty-five (35) and one hundred twenty (120) days after the date on which such a meeting has been called.

          (3) Stockholder Nominations and Proposals. Advance notice of stockholder nominations for the election of directors and of proposals and other business to be brought by stockholders before any meeting of the stockholders of the corporation shall be given in the manner provided in the Bylaws of the corporation.


                               VI

     A. Liability of Directors. To the fullest extent permitted by the DGCL, no director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in connection with any unlawful declaration or payment of dividends, stock redemptions, or stock repurchases under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If, after the date on which this Certificate of Incorporation is initially filed, the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

     B.   Indemnification.    This corporation is authorized to provide
indemnification of its officers, directors, and other agents for breach of duty to the corporation and its stockholders through Bylaw provisions or through agreements with its officers, directors, or agents, or both, to the fullest extent permitted under Section 145 of the DGCL, including subsection
(f) thereof, subject only to any limits on such excess indemnification which may be provided in the DGCL.
C.   Effect of Amendment.  Any repeal or modification of this Article VI shall
be prospective only and shall not affect any person's rights under this
Article VI as it was in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.
                              VII

     A. Amendments. The corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in Section B of this Article VII, and all rights conferred upon the stockholders herein are granted subject to this reservation.
     B.   Limitations on Amendment of Articles V, VI, and VII.
Notwithstanding any other provisions of this Certificate of Incorporation, or any provision of applicable law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation, or the terms of any class of Preferred Stock, shares of which may be issued and outstanding at any given time, the affirmative vote of the holders of at least a majority of the Voting Stock of all classes, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI and VII, or any of them.


                              VIII

The name and the mailing address of the Sole Incorporator are as follows:


       NAME
Philip S. Boone, Jr.


       MAILING ADDRESS
C/o Rosenblum, Parish & Isaacs, PC
555 Montgomery Street, 15th Floor
San Francisco, CA 94111


     IN WITNESS WHEREOF, this Certificate has been subscribed this 8th day of June, 1999, by the undersigned, who affirms that the statements made herein are true and correct.


                                        _________________________
                                        Philip S. Boone, Jr.
                                        Sole Incorporator


                              BY-LAWS

                                OF

                      AGATE TECHNOLOGIES, INC.

                     As Adopted June __, 1999


ARTICLE I.  Offices

     Section 1. Principal Office. The principal executive office and place of business of the corporation (hereafter called the "principal office") is fixed and located at:

46782 Lakeview Boulevard
Fremont, CA 94538

The Board of Directors shall have the authority from time to time to change the principal office from one location to another by amending this Section 1.

Section 2. Registered Office. The registered office of the corporation in Delaware is located as set forth in the Certificate of Incorporation. The
Board of Directors may by resolution change such location and shall then make appropriate filings with the Delaware Secretary of State and the Office of the Recorder for the county in which the new registered office is located.

Section 3. Other Offices. One or more branches or other subordinate offices may at any time be fixed and located by the Board of Directors at such place or places within or without the State of California as it deems appropriate.

ARTICLE II.  Meetings of Stockholders

Section 1. Place of Meetings. Meetings of the stockholders shall be held at any place within or outside the State of Delaware that may be designated by the Board of Directors. If no such designation is made, the meetings shall be held at the principal office of the corporation designated in Section I.1 of these By-Laws.

Section 2.     Annual Meetings.

(a) Commencing with the year 2000, the annual meeting of the stockholders shall be held on the last Wednesday of September in each year, if not a legal holiday, and if a legal holiday, then on the next succeeding business day, at the hour of 2:00 P.M., at which time the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

(b) If the annual meeting of stockholders shall not be held on the date above specified, the Board of Directors shall cause such a meeting to be held as soon thereafter as convenient, and any business transacted or election held at such meeting shall be as valid as if transacted or held at an annual meeting on the date above specified.

Section 3.     Special Meetings.

(a) Special meetings of the stockholders of the corporation may be called, for any purpose or purposes, by (i) the Chairman of the Board of Directors,
(ii) stockholders entitled to cast not less than a majority of the total authorized voting power of the corporation entitled to cast votes on the matters to be considered at the special meeting, or (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption). If a special meeting of the stockholders is called in accordance with clauses (i) or (ii) of this
Section 3(a), the Board of Directors shall fix the date on which such meeting shall be held; provided that such date shall fall between thirty-five (35) and one hundred twenty (120) days after the date on which such a meeting has been called.
(b) In order for a special meeting to be called by any person or persons other than the Board of Directors, a written request for such meeting, specifying the general nature of the business proposed to be transacted, shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board of Directors, the Chief Executive Officer, or the Secretary of the corporation (or to the Chief
Executive Officer or Secretary of the corporation in the event that the meeting is called by the Chairman). No business may be transacted at such special meeting otherwise than as specified in such notice. The Board of Directors shall determine the time and place of such special meeting, which shall be held not less than sixty (60) nor more than one hundred twenty (120) days after the date of the receipt of the request. Upon determination of the time and place of the meeting, the officer receiving the request shall cause notice to be given to the stockholders entitled to vote, in accordance with the provisions of Sections 4 and 9 of this Article II. If the notice is not given within sixty (60) days after the receipt of the request, the person or persons requesting the meeting may set the time and place of the meeting and give the notice. Nothing contained in this paragraph shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

Section 4.     Notice of Stockholders' Meetings.

(a) Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given not less than ten
(10) (or if sent by third-class mail, thirty (30) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote thereat. Such notice shall state the place, date and hour of the meeting and
(i) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (ii) in the case of the annual meeting, those matters which the Board of Directors, at the time of the mailing of the notice, intends to present for action by the stockholders, but any proper matter may be presented by the Board of Directors at the meeting for such action. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by the Board for election.

(b) Notice of a stockholders' meeting shall be given either personally or by first or third class mail or other means of written communication, addressed to the stockholder at the address of such stockholder appearing on the books of the corporation or given by the stockholder to the corporation for the purpose of notice; or if no such address appears or is given, at the place where the principal office of the corporation is located. The notice shall be deemed to have been given at the time when delivered personally or deposited in the mail postage prepaid or sent by other means of written communication. No notice need to be given to those stockholder specified in
Section 230 of the Law. An affidavit of the Secretary or an Assistant
Secretary or the transfer agent of the corporation that notice has been given shall in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 5. Quorum. At any meeting of the stockholders, a majority of the shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business. The affirmative vote of a majority of the shares, present in person or represented by proxy at the meeting and entitled to vote on the subject matter, at a duly held meeting at which a quorum is present, shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by the Law, or the Certificate of incorporation or By-Laws of this corporation. Stockholders present at a valid meeting at which a quorum is initially present may continue to do business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by a majority of the shares originally present at the time the quorum was determined and which shares are entitled to vote on the subject matter.

Section 6.     Adjourned Meeting.

(a) Any annual or special stockholders' meeting may be adjourned from time to time, even though a quorum is not present, by the vote of the holders of a majority of the voting shares represented at the meeting either in person or by proxy, provided that in the absence of a quorum, no other business may be transacted at the meeting except as provided in Section SECTION5 of these By-Laws.

(b) Notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or it after adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 7. Waiver or Consent by Stockholders. The transactions of any meeting of stockholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice of the meeting. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of and presence at such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of stockholders need be specified in any written waiver of notice.

Section 8.     Action Without Meeting.

(a) Any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Such written consent may be signed in counterparts and, in order to be effective, shall bear the date of signature of each stockholder who signs the consent and be delivered within sixty (60) days of the earliest dated consent to the corporation's registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. To be effective, delivery made to the corporation's registered office shall only be by hand or by certified or registered mail, return receipt requested; delivery to the principal place of business or to an officer or agent of the corporation may be made also by other means. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

(b) Any stockholder giving a written consent, or the stockholder's proxyholders, or a transferee of the shares or a personal representative of the stockholder or their respective proxyholders, may revoke the consent by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the corporation, but may not do so thereafter.
Such revocation is effective upon its receipt by the Secretary of the corporation.

Section 9.     Record Date and Voting Rights.

(a) Except as otherwise provided by law, only persons in whose names shares entitled to vote stand on the stock records of the corporation at the close of business on the record date fixed by the Board of Directors as provided in
Section V.l for the determination of stockholders of record shall be entitled to notice of and to vote at such meeting of stockholders. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board is required, shall be the day on which the first written consent is given, and if such Board action is required, shall be the day that the Board adopted a resolution taking such action; and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. Unless the Board of Directors chooses to fix a new record date for an adjourned meeting, the record date for the adjourned meeting shall be that of the original meeting.

(b) Except as may be otherwise provided in the Certificate of Incorporation, the holder of each outstanding share, regardless of class, shall be entitled to one vote for each share held on each matter submitted to a vote of stockholders. The voting of shares held in a fiduciary capacity, held of record by two or more persons, or which are pledged or subject to a voting agreement or trust shall be determined by and subject to Sections 217 and 218 of the Law. Voting may be by voice or ballot, provided that any election of directors must be by ballot upon the demand of any stockholder made at the meeting and before the voting begins.

Section 10. Proxies. Every person entitled to vote shares may authorize another person or persons to act by proxy with respect to such shares. All proxies must be in writing and must be signed by the stockholder confirming the proxy or his attorney-in-fact. No proxy shall be valid after the expiration of three years from the date thereof unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, unless the proxy states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable proxy. Except for such irrevocable proxies, such revocation may be effected by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or as to any meeting, by attendance at such meeting and voting in person by the person executing the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.

Section 11.    Inspectors of Election.

(a) In advance of any meeting of stockholders the Board of Directors may appoint inspectors of election to act at the meeting and any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any meeting of stockholders may, and on the request of any stockholder or a stockholder's proxy shall appoint inspectors of election (or persons to replace those who so fail or refuse) at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more stockholders or proxies, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all.

(b) The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine when the polls shall close, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all stockholders.

Section 12. List of Stockholders. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be opened to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 13.    Nominations and Proposals.

(a) The Board of Directors of the Corporation may nominate candidates for election as directors of the corporation and may propose such other matters for approval of the stockholders as the Board deems necessary or appropriate.

(b) Nominations for election of members of the Board of Directors may also be made by any holder of any outstanding class of capital stock of the corporation entitled to vote for the election of Directors. Notice of intention to make any such nominations under this paragraph must be made in writing and must be received by the Secretary, at the principal offices of the corporation, by the close of business on a date which is not less than 120 days prior to the meeting; provided, however, that in if less than 120 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made; and provided, further, that public disclosure shall in all cases be deemed to have been made of any annual meeting held on the date specified in these By-Laws. Such notification must contain the following information: (i) the name and address of each proposed nominee; (ii) the principal occupation of each proposed nominee; (iii) the number of shares of capital stock of the corporation owned of record or beneficially by each proposed nominee; (iv) the name and residence address of the notifying stockholder; (v) the number of shares of capital stock of the corporation owned by the notifying stockholder; (vi) whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy, or been adjudged bankrupt; and (vii) any other information relating to such nominee that is required to be disclosed in solicitation proxies for the election of directors or is otherwise required to be provided by the stockholder pursuant to Section 14A of the Securities Exchange Act of 1934, as amended. The notification shall also (A) be signed by the nominating stockholder and by each nominee, (B) be accompanied by a written consent to be named as a nominee for election as a Director from each proposed nominee, and (C) confirm the accuracy of all of the above-described information contained in the notice. Nominations not made in accordance with these procedures shall be disregarded by the chairman of the meeting, and upon his instructions, the Inspector(s) of Election shall disregard all votes cast for each such nominee.

(c) No proposal by any person other than the Board of Directors shall be submitted for the approval of the stockholders at any regular or special meeting of the stockholders of the corporation unless written notice of such proposal shall have been given by the person advancing such proposal and actually received by the Secretary of the corporation, at the principal offices of the corporation, by the close of business on a date which is not less than 120 days prior to the meeting; provided, however, that if less than 120 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made; and provided, further, that public disclosure shall in all cases be deemed to have been made of any annual meeting which is held on the date specified in these By-Laws. Such notice must be either delivered to the Secretary or mailed to and received by the Secretary Such notice shall be signed and dated by the person advancing the proposal (the
"Proposing Stockholder"), and shall disclose (i) the name and address(es) of the person or group advancing the proposal, (ii) the number of shares of stock in the corporation owned of record or beneficially by the Proposing
Stockholder, (iii) any material interest of such person or persons, or of persons affiliated with them, in the proposal, and (iv) such other information concerning the person making such proposal and the proposal itself as would be required by the appropriate Rules and Regulations of the Securities and Exchange Commission to be included in a proxy statement soliciting proxies for the proposal.

ARTICLE III.  Directors; Management

Section 1. Powers. Subject to any provisions of the Certificate of incorporation and the By-Laws of this corporation, and of the Delaware
General Corporation Law (the "DGCL") limiting the powers of the Board of Directors or reserving powers to the stockholders, the Board shall, directly or by delegation, manage the business and affairs of the corporation and exercise all corporate powers permitted by law.

Section 2. Number and Qualification of Directors. The authorized number of directors shall be three (3), unless and until changed from time to time by a proper amendment to this Section 2 duly adopted by the Board of Directors or the stockholders of the corporation. A reduction in the authorized number of directors shall not remove any director prior to the expiration of such director's term of office. Directors need not be stockholders of the corporation.

Section 3. Election and Term of Office. The directors shall be elected annually by the stockholders at the annual meeting of the stockholders;
provided, that if for any reason, said annual meeting or an adjournment thereof is not held or the directors are not elected thereat, then the directors may be elected at any special meeting of the stockholders called and held for that purpose. The term of office of the directors shall, except as provided in Section III.4, begin immediately after their election and shall continue until their respective successors are elected and qualified or until earlier resignation or removal.

Section 4. Removal of Directors. A director may be removed from office by the Board of Directors if he is declared of unsound mind by an order of court or convicted of a felony. Any or all of the directors may be removed from office with or without cause by a vote of stockholders holding a majority of the outstanding shares entitled to vote at an election of directors.

Section 5.     Vacancies.

(a) A vacancy or vacancies on the Board of Directors shall exist on the death, resignation, or removal of any director, or if the authorized number of directors is increased or the stockholders fail to elect the full authorized number of directors. Any director may resign by giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the corporation, which resignation shall be effective upon the giving of such notice, unless the notice specifies a later time for the effectiveness of such resignation.

(b) Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

(c) If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10 percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by Section 211 of the DGCLas far as applicable. Otherwise, the stockholders shall not be entitled to fill a vacancy or newly created directorship except at an annual meeting or at a special meeting called pursuant to Section 3 of Article II, above, for such purpose. Notwithstanding the foregoing, if at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the Certificate of Incorporation or the bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the Law.

Section 6. Place of Meetings. Regular and special meetings of the Board of Directors shall be held at any place within or outside the State of Delaware that is designated by resolution of the Board or, either before or after the meeting, consented to in writing by all the Board members. If the place of a regular or special meeting is not fixed by resolution or written consents of the Board, it shall be held at the corporation's principal office.

Section 7. Organizational Meetings. Immediately following each annual stockholders' meeting, the Board of Directors shall hold an organizational meeting to organize, elect officers, and transact other business. Notice of this meeting shall not be required.

Section 8. Other Regular Meetings. The Board of Directors may, by resolution, fix anytime, date and place for other regular meetings of the Board of Directors; provided, however, that any director not present at the meeting at which such resolution was adopted receives notice of the adoption of such resolution and the time and place of such meetings prior to the first regular meeting held pursuant to such resolution. Such notice of the adoption of the resolution must comply with the notice provisions of Section 11, below, as if the first regular meeting were a special meeting. After the first regular meeting held pursuant to such resolution, no notice of regular meetings held pursuant to this paragraph and such resolution shall be required.

Section 9.     Special Meetings.

(a) Special meetings of the Board of Directors for any purpose or purposes may be called at any time or place by the Chairman of the Board, by the President, or if both the Chairman of the Board and the President are absent, are unable or refuse to act, by any Vice President, or by any two directors.

(b) Notice of the time and place of special meetings shall be given in any one of the following manners:

(i) if delivered in person or by telephone, such notice shall be delivered at least forty-eight (48) hours prior to the time the meeting is to be held.
Such notice may be communicated either to the director or to a person at the home or business of the director when the person delivering the notice has reason to believe such person will promptly communicate it to the director.
Such notice shall be considered delivered when the person noticing the meeting believes in good faith that the notified person has heard and acknowledged the notice;

(ii) if delivered by telegram, such notice shall be delivered to a common carrier, charges prepaid, for transmission to the director at least forty-eight (48) hours prior to the time the meeting is to be held. Delivery to a common carrier shall be due and legal notice to such director;

(iii) if delivered by overnight courier service, including without limitation such services as Express Mail and Federal Express, such notice shall be delivered to such courier service, charges prepaid, for delivery to the director no later than two days prior to the day upon which the meeting is to be held. Delivery to a courier service shall be due and legal notice to such director;

(iv) if delivered by facsimile transmission, such notice shall be either delivered to a common carrier, charges prepaid, for transmission to the director or transmitted by or under the direction of the person giving notice to the director at least forty-eight (48) hours prior to the time the meeting is to be held. Delivery to a common carrier or transmission of a facsimile shall be due and legal notice to such director;

(v) if delivered by first-class mail, such notice shall be deposited in the United States mail, postage prepaid, at least four (4) days prior to the date of the meeting to be held. Deposit in the U.S. mail shall be due and legal notice to such director.

(c) The notice need not specify the place of the meeting if the meeting is to be held at the principal office of the corporation.

Section 10. Quorum. A majority of the authorized number of directors, but in no event less than two (2) (unless the authorized number of directors is one
(1)), shall constitute a quorum for the transaction of business, except to adjourn a meeting under Section 12, below. Every act done or decision made by a majority of the directors present at a meeting at which a quorum is present shall be regarded as the act of the Board of Directors, unless the vote of a greater number is required by law, the Certificate of Incorporation, or these By-Laws. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by a majority of the required quorum for such meeting.

Section 11. Contents of Notice and Waiver of Notice. Neither the business to be transacted at, nor the purposes of any regular or special Board meeting need be specified in the notice or waiver of notice of the meeting. Notice of a meeting need not be given to any director who signs a waiver of notice of the meeting either before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to said director. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 12 Adjournment. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place.

Section 13. Notice of Adjournment. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place are fixed at the meeting being adjourned, except that if the meeting is adjourned for more than twenty-four (24) hours such notice shall be given prior to the adjourned meeting to the directors who were not present at the time of the adjournment.

Section 14. Telephone Participation. Members of the Board of Directors may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meetings can hear one another. Such participation constitutes presence in person at such meeting.

Section 15. Action Without Meeting. The Board of Directors may take any action without a meeting that may be required or permitted to be taken by the Board at a meeting, if all members of the Board individually or collectively consent in writing to the action. The written consent or consents shall be filed in the minutes of the proceedings of the Board. Such action by written consent shall have the same effect as a unanimous vote of directors.

Section 16. Fees and Compensation. Directors and members of committees shall receive neither compensation for their services nor reimbursement for their expenses unless these payments are fixed by resolution of the Board of Directors.

Section 17. Certain Corporate Loans and Guaranties. The corporation may make loans of money or property to, or guarantee the obligations of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, or adopt an employee benefit plan or plans authorizing such loans or guaranties, upon the approval of the Board of Directors alone if the Board of Directors determines that such a loan or guaranty or plan may reasonably be expected to benefit the corporation.



ARTICLE IV.  Officers



Section 1. Officers. The officers of the corporation shall be a Chairman of the Board, a President, a Secretary, a Treasurer, and a Chief Technical
Officer. The corporation may also have, at the discretion of the Board of Directors, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and any other officers who may be appointed under Section 3, below. Any two or more offices, except those of President and Secretary, may be held by the same person.

Section 2. Election. The officers of the corporation, except those appointed under Section 3, below, shall be chosen annually by the Board of Directors, and each shall hold his office at the pleasure of the Board of Directors until he resigns or is removed or otherwise disqualified to serve, or his successor is elected and qualified.

Section 3. Subordinate Officers. The Board of Directors may appoint, and may authorize the President to appoint, any other officers that the business of the corporation may require, each of whom shall hold office for the period, have the authority, and perform the duties specified in the By-Laws or by the Board of Directors.

Section 4.     Removal and Resignation.



(a) Any officer may be removed with or without cause either by the Board of Directors at any regular or special Board meeting or, except for an officer chosen by the Board, by an officer on whom the power of removal may be conferred by the Board.

(b) Any officer may resign at any time by giving written notice to the Board, the President, or the Secretary of the corporation. An officer's resignation shall take effect when it is received or at any later time specified in the resignation. Unless the resignation specifies otherwise, its acceptance by the corporation shall not be necessary to make it effective.

Section 5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in these By-Laws for regular appointments to the office.

Section 6.     Chairman of the Board.



(a)  The Chairman of the Board shall be the corporation's chief executive
Officer and general manager and shall, subject to the control of the Board, have general supervision, direction, and control over the corporation's business and officers. He shall have the general powers and duties of management usually vested in a corporation's chief executive officer, as well as any other powers and duties that are prescribed by the Board or these By-Laws; and shall be primarily responsible for carrying out all orders and resolutions of the Board.

          (b) The Chairman of the Board shall also preside as chairman at all meetings of the directors and stockholders at which he is present, and shall be, ex officio, a member of all standing committees of the Board.

Section 7. President. The President shall be the corporation's chief operating officer, with such responsibilities and authority as the Board of Directors or the Chairman of the Board shall delegate. If the Chairman is unreachable in the event of an emergency, or is disabled or dies, the President shall so notify the Board and, subject to supervision by the Board, shall temporarily perform such duties of the Chairman as are appropriate in the circumstances. When so acting temporarily, the President shall have all the powers of the Chairman, subject to such limitations thereon as may be imposed by the Board. In the absence of the Chairman, or if he is unable or refuses to act, the President shall preside at all meetings of the directors and stockholders of the corporation.

Section 8. Vice Presidents. The corporation may, but need not, have one or more Vice Presidents. The Vice Presidents shall have such responsibilities and authority as the Board of Directors or the Chairman of the Board shall delegate. If the President is absent or is unable or refuses to act, the Vice
Presidents in order of their rank as fixed by the Board of Directors or, if not ranked, the Vice President designated by the Board, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions on, the President. Each Vice President shall have any other powers and perform any other duties that are prescribed for him by the Board or the By-Laws.

Section 9. Executive Vice President. The corporation may, but need not, have an Executive Vice President. If appointed or elected, the Executive Vice
President shall have such management responsibilities and authority as the Board of Directors or the Chairman of the Board shall delegate. He shall also be the first in rank of the Vice Presidents, such that if the President is absent or is unable or refuses to act, the Executive Vice President shall be the next in succession to perform the duties of the President.



Section 10.    Secretary.



(a) The Secretary shall keep or cause to be kept, and be available at the principal office and any other place that the Board of Directors specifies, a book of minutes of all directors' and stockholders' meetings. The minutes of each meeting shall state the time and place that it was held, whether it was regular or special, if a special meeting, how it was authorized, the notice given, the names of those present or represented at stockholders' meetings, and the proceedings of the meetings. A similar minute book shall be kept for any committees, if required by the Board.

(b) The Secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation's transfer agent, a share register, or a duplicate share register, showing the stockholders' names and addresses, the number and classes of shares held by each, the number and date of each certificate issued for these shares, and the number and date of cancellation of each certificate surrendered for cancellation.

          (c) The Secretary shall give, or cause to be given, notice of all directors' and stockholders' meetings required to be given under these By-Laws or by law, shall keep the corporate seal in safe custody, and shall have any other powers and perform any other duties that are prescribed by the Board or the By-Laws.

Section 11.    Treasurer.



(a) The Treasurer, or another officer designated by the Board of Directors, shall be the corporation's chief financial officer and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the corporation's properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

(b) The corporation's chief financial officer shall deposit all money and other valuables in the name and to the credit of the corporation with the depositories designated by the Board of Directors. He shall disburse the corporation's funds as ordered by the Board of Directors; shall render to the President and directors, whenever they request it, an account of all his transactions as the corporation's chief financial officer and of the corporation's financial condition; and shall have any other powers and perform any other duties that are prescribed by the Board of Directors or the By-Laws.

(c) If required by the Board of Directors, the corporation's chief financial officer shall give the corporation a bond in the amount and with the surety or sureties specified by the Board for faithful performance of the duties of his office and for restoration to the corporation of all its books, papers, vouchers, money, and other property of every kind in his possession or under his control on his death, resignation, retirement, or removal from office.



Section 12.    Chief Technical Officer.



(a) The Chief Technical Officer, or another officer designated by the Board of Directors, shall be the senior technical officer of the corporation. He or she shall be responsible for the creation and maintenance of appropriate records as to the design, technical specifications, and performance criteria of the corporation's products.

(b) As directed by the Board of Directors and the Chairman of the Board, the Chief Technical Officer shall be responsible for research and technical development of existing and future products of the corporation.

Section 13. Representation of Shares of Other Corporations. The Chairman of the Board, the President, any Vice President, the Treasurer, the Secretary or Assistant Secretary of this corporation, or any other person authorized by the Board of Directors or the President or a Vice President, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

Section 14. Authority and Duties of Officers. In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the Board of Directors or the stockholders.



ARTICLE V.  General Corporate Matters



Section 1. Record Date and Closing of Stockbooks. The Board of Directors may fix a time in the future as a record date for determining stockholders entitled to notice of and to vote at any stockholders' meeting, entitled to consent to corporate action, or entitled to receive payment of any dividend, or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, commission or exchange of stock or for the purpose of any other lawful action. The record date for determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, shall not, however, be more than sixty (60) nor less than ten (10) days prior to the date of such meeting. The record date for determining the stockholders entitled to consent to corporate action in writing without a meeting shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the board of directors. The record date for determining the stockholders entitled to receive payments of any dividend or other distribution or allotment of any rights or for determining the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, shall not be more than sixty (60) days prior to such action. If a record date is fixed for a particular meeting or event, only stockholders of record on that date are entitled to notice and to vote and to receive the dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date.

Section 2.     Corporate Records and Inspection by Stockholders and Directors.

(a) The corporation shall, either at its principal office or at such place or places as designated by the Board of Directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these bylaws as amended to date, accounting books, books of minutes of meetings or consents of the Board of Directors, committees thereof, and stockholders and other records. Any stockholder of record, in person or by attorney or other agent, shall, upon five days' prior written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.

(b) Every director shall have the absolute right at any time and for any reason to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the corporation and its subsidiary corporations, domestic or foreign. The inspection by a director may be made in person or by agent or attorney and includes the right to copy and make extracts. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

          (c) If, and for so long as, the corporation either maintains its principal executive offices in the State of California or customarily holds the meetings of its Board of Directors in that State ("California
Tenancy"), a stockholder or stockholders who hold at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation, or who hold at least one percent (1%) of such voting shares and have filed a
Schedule 14A with the United States Securities and Exchange Commission, shall have an absolute right to do either or both of the following: (i) inspect and copy the record of stockholders' names and addresses and stockholdings during usual business hours, upon five (5) business days' prior written demand upon the corporation; or (ii) obtain from the transfer agent for the corporation, upon five (5) business days' prior written demand, and upon the tender of the transfer agent's usual charges for such a list (the amount of which charges shall be stated to the stockholder by the transfer agent upon request), a list of the names and addresses of the stockholders who are entitled to vote for the election of directors, and their stockholdings, as of the most recent record date for which the list has been compiled or as of a date specified by the stockholder subsequent to the date of demand. The record of stockholders also shall be open to inspection and copying by any stockholder or holder of a voting trust certificate at any time during usual business hours upon written demand on the corporation, for a purpose reasonably related to the stockholder's interests as a stockholder or holder of a voting trust certificate. Inspection and copying may be made in person or by agent or attorney.

Section 3. Checks, Drafts, Evidences of Indebtedness. All checks, drafts, or other orders for payment of money, notes, and all mortgages, or other evidences of indebtedness, issued in the name of or payable to the corporation, and all assignments and endorsements of the foregoing, shall be signed or endorsed by the person or persons and in the manner specified by the Board of Directors.

Section 4. Corporate Contracts and Instruments; How Executed. Except as otherwise provided in the By-Laws, officers, agents or employees must be authorized by the Board of Directors to enter into any contract or execute any instrument in the corporation's name and on its behalf. This authority may be general or confined to specific instances.

Section 5. Stock Certificates. One or more certificates for shares of the corporation's capital stock shall be issued to each stockholder for any of his shares that are fully paid up. The corporate seal or its facsimile may be fixed on certificates. All certificates shall be signed by the Chairman of the Board, President, or a Vice President and the Secretary, Treasurer, or an Assistant Secretary. Any or all of the signatures on the certificate may be facsimile signatures. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 6. Lost Certificates. No new share certificate that replaces an old one shall be issued unless the old one is surrendered and conceded the same time; provided, however, that if any share certificate is lost, stolen, mutilated, or destroyed, the President and Secretary may cause to be issued a new certificate replacing the old one on any terms and conditions, including a bond or other reasonable arrangement for indemnification of the corporation, that the President may specify.

     Section 7. Reports to Stockholders. The following provisions shall apply during California Tenancy (as that term is defined in Section 2(c), above):

          (a) The requirement for the annual report to stockholders referred to in Section 1501(a) of the California Corporations Code is hereby expressly waived so long as there are less than one hundred (100) holders of record of the corporation's shares. The Board of Directors shall cause to be sent to the stockholders such annual or other periodic reports as it considers appropriate or as otherwise required by law.

(b) In the event the corporation has one hundred (100) or more holders of its shares, an annual report complying with Section 1501(a), and when applicable Section 1501(b), of the California Corporations Code shall be sent to the stockholders not later than one hundred twenty (120) days after the close of the fiscal year and at least fifteen (15) (or, if sent by third-class mail, thirty-five (35)) days prior to the annual meeting of stockholders to be held during the next fiscal year.

(c) If no annual report for the last fiscal year has been sent to stockholders, the corporation shall, upon the written request of a stockholder made more than one hundred twenty (120) days after the close of the fiscal year, deliver or mail to the person making the request within thirty (30) days thereafter the financial statements referred to in Section
1501(a) for that year.

               (d) A stockholder or stockholders holding at least five percent (5%) of the outstanding shares of any class of the corporation's stock may make a written request to the corporation for an income statement of the corporation for the three-(3) month, six-(6) month, or nine (9) month period of the current fiscal year ended more than thirty (30) days prior to the date of the request and a balance sheet of the corporation as of the end of that period and, in addition, if no annual report for the last fiscal year has been sent to stockholders, the statements referred to in Section 1501(a) for the last fiscal year. The statements shall be delivered or mailed to the person making the request within thirty (30) days thereafter. A copy of the statements shall be kept on file in the principal office of the corporation for twelve (12) months and they shall be exhibited at all reasonable times to any stockholder demanding an examination of them or a copy shall be mailed to such stockholder. The income statements and balance sheets referred to in
Section 1501(a) shall be accompanied by the report thereon, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that the financial statements were prepared without audit from the books and records of the corporation.

Section 8. Construction;. Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these By-Laws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, all masculine references include the feminine, and the term "person" includes both a corporation and a natural person.



ARTICLE VI.  Amendments



By-Laws may be adopted, amended or repealed by either the affirmative vote or written consent of stockholders owning a majority of the outstanding shares entitled to vote or by the Board of Directors.



ARTICLE VII.  Committees of the Board



Section 1. Creation of Committees. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of one or more directors, to serve at the pleasure of the Board and with such authority and organization as the Board may from time to time determine. The Board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified for voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Section 2. Powers of Committees. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to

(a) Amend the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in
Section 151(a) of the Law, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, share of any other class or classes or any other series of the same or any other class or classes of stock of the corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series),

(b) Adopt an agreement of merger or consolidation under Sections 251 or 252 of the Law,

(c) Recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets,

(d) Recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution; or

(e)  Amend the By-Laws of the corporation.



Section 3. Limitations on the Powers of Committees. Notwithstanding anything contained in Section 2 of this Article, unless the Board resolution establishing the committee, the By-Laws, or the Certificate of Incorporation expressly so provide, no committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the Law.

Section 4. Chairmen; Minutes. The Board shall designate a chairman for each committee who shall have the sole power to call any committee meeting other than a meeting set by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 5. Meetings of Committees. Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of the following Sections of Article III of these By-Laws: 6 (place of meetings, 8
(regular meetings), 9 (special meetings), 10 (quorum), 11 (contents of notice and waiver of notice), 12 (adjournment), l3 (notice of adjournment), 14
(telephone participation), and 15 (action without a meeting), with such changes in the context of those By-Laws as are necessary to substitute the committee and its members for the Board of Directors and its members;
provided, however, that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the Board of Directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these By-Laws.



ARTICLE VIII.  Indemnification



Section 1.     Action, Etc. Other Than By or in the Right of the Corporation.
The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding or investigation, whether civil, criminal, administrative, or investigative, and whether external or internal to the corporation (other than a judicial action or suit brought by or in the right of the corporation), by reason of the fact that he is or was a director or officer of the corporation, or that he is or was serving at the request of the corporation as a director, officer, employee, trustee, or agent of another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to hereafter as an "Agent"), against expenses
(including attorneys' fees), judgments, fines and amounts paid or to be paid in settlement (if such settlement is approved by the corporation, which approval shall not be unreasonably withhold or delayed) actually and reasonably incurred by him or her in connection with such action, suit or proceeding, or any appeal therein, if the Agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful.. The termination of any action, suit or proceeding -- whether by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent
-- shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his or her conduct was unlawful.

Section 2. Action, Etc., By or in the Right of the Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed judicial action or suit brought by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was an Agent (as defined above) against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense, settlement or appeal of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other such court shall deem proper.

Section 3.     Determination of Right of Indemnification.  Any indemnification under Sections 1 or 2 of this Article VIII (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the Agent is proper in the circumstances because he has met the applicable standard of conduct set forth in those Sections. Such determination shall be made by: (a) the Board of
Directors, by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, (b) independent legal counsel
(chosen either jointly by the corporation and Agent or else by counsel to the corporation), expressed in a written opinion, if such a quorum is not obtainable, or if such a quorum is obtainable and so directs, or (c) the stockholders of the corporation.

Section 4.     Indemnification Against Expenses of Successful Party.
Notwithstanding the other provisions of this Article VIII, to the extent that an Agent has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice or the settlement of an action without admission of liability, in defense of any claim, issue, or matter therein, or an appeal from any such proceeding, action, or claim or matter, such Agent shall be indemnified against a expenses incurred in connection therewith.

Section 5.     Advances of Expenses. Except as provided in Section 6 of this
Article VIII, below, costs, charges, and expenses (including attorneys' fees) incurred in any action, suit, proceeding, or investigation or any appeal therefrom shall be paid by the corporation in advance of the final disposition of such matter, if the Agent shall undertake to repay such amount in the event that it is ultimately determined, as provided herein, that such person is not entitled to indemnification.

Section 6.     Right of Agent to Indemnification Upon Application; Procedure
Upon Application.

(a) Any indemnification provided for in Sections 1, 2, or 4 of this Article shall be made no later than six (6) months after the corporation is given notice of request by Agent, provided that such request is made after final adjudication, dismissal, or settlement unless an appeal is filed, in which case the request is made after the appeal is resolved. Upon such notice, the corporation shall within two (2) weeks call a Board of Directors meeting to be held within two (2) months of such notice to make a determination as to whether the Agent has met the applicable standard of conduct. The corporation shall retain (at the corporation's expense) independent legal counsel chosen either jointly by the corporation and Agent or else by corporation counsel within two (2) weeks to make such determination, if at such meeting a quorum consisting of directors who were not parties to the relevant action, suit, or proceeding is not obtainable, or if obtainable such quorum refuses to make such determination, but so directs the corporation. If such legal counsel is not so retained or does not make such determination within six (6) weeks, then the Board of Directors shall cause a stockholders meeting to be held within two (2) months to make such a determination.

(b) If a claim under these By-Laws, under any statute, under any provision of any agreement with the corporation, or under the corporation's Certificate of Incorporation providing for indemnification or advance of expenses, is not paid in full by the corporation within sixty (60) days in case of indemnification and twenty (20) days in case of advance of expenses after notice of a request for payment thereof has been given to the corporation by Agent, Agent may, but need not, at any time thereafter bring an action against the corporation to recover the unpaid amount of the claim or the expense advance and, if successful, Agent shall also be entitled to be paid for the expenses (including attorneys' fee) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Agent has not met the standards of conduct which make it permissible under applicable law for the corporation to indemnify Agent for the amount claimed, and Agent shall be entitled to receive interim payment of expenses pursuant to Section 5, above, unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. Neither the failure of the corporation (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) to have made a determination that indemnification of Agent is proper in the circumstances because Agent has met the applicable standard of conduct required by applicable law, nor an actual determination by the corporation
(including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) that Agent has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

Section 7.     Other Rights and Remedies. The indemnification provided by this
Article shall not be deemed exclusive of, and shall not affect, any other rights to which an Agent seeking indemnification may be entitled under any law, other provision of these By-Laws, the corporation's Certificate of Incorporation, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. All right to indemnification under this Article shall be deemed to be provided by a contract between the corporation and the Agent who serves in such capacity at any time these By-Laws and other relevant provisions of the general corporation law and other applicable law, if any, are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing. In addition, notwithstanding any other provisions of these By-Laws, the corporation hereby agrees to indemnify the Agent to the fullest extent permitted by law, regardless of whether such indemnification is authorized by any other provision of these By-Laws by the corporation's Certificate of incorporation, by agreement with the corporation, or by statute.

Section 8. Insurance. Upon resolution passed by the Board of Directors, the corporation may purchase and maintain insurance on behalf of any person who is or was an Agent against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article.

Section 9. Optional Means of Assuring Payment. Upon request by an Agent certifying that the Agent has reasonable grounds to believe the Agent may be made a party to a proceeding for which the Agent may be entitled to be indemnified under this Article, the corporation may but is not required to create a trust fund, grant a security interest, or use other means
(including, without limitation, a letter of credit) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

Section 10. Consistent Corporations. For the purposes of this Article, references to "the corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee, or trustee of such a constituent corporation or who, being or having been such a director, officer, employee or trustee, is or was serving at the request of such constituent corporation as a director, officer, employee, trustee of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would if he had served the resulting or surviving corporation in the same capacity.

Section 11.    Other Enterprises, Fines, and Serving at Corporation's Request.
For purposes of this Article, references to "other enterprise" in Sections 1 and 10, above, shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation'' shall include any service by Agent as director, officer, employee, trustee, or agent of the corporation which imposes duties on, or involves services by, such Agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

Section 12. Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each Agent as to expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, appeal, proceeding, or investigation, whether civil, criminal, or administrative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated, or by any other applicable law.

Section 13. Employees or Agents. The corporation may, by resolution of the Board of Directors, grant an agent or employee of the corporation who is not an officer or director of the corporation and therefore not an Agent, the rights of an Agent under this Article.



ARTICLE IX  Confidentiality of Corporate Records.



     Section 1. Confidentiality of Corporate Records. The corporation's financial statements, accounting books and records, and minutes of proceedings (including written consents) of its shareholders and Board and committees of the Board and information derived therefrom (collectively, "Corporate Records") comprise and/or contain confidential information and trade secrets of the corporation. The corporation's business could be harmed significantly if the contents of the Corporate Records were known to its competitors. Therefore, the corporation shall have a general policy of maintaining the confidentiality of the Corporate Records. All shareholders are deemed to have accepted the terms of this policy by their acceptance of shares of stock of the corporation and stock certificates therefor.

     Section 2. Inspection Rights. The right of stockholders of the corporation to inspect the Corporate Records (the "Inspection Rights") pursuant to Section 220 of the DGCL are expressly limited to purposes reasonably related to the shareholders' interests as shareholders of the corporation. The Inspection Rights shall not include the right to disclose
Corporate Records to any person who is not an officer, director, agent or stockholder of the corporation without the prior written consent of the Board or an authorized corporate officer.

     Section 3. Non-Disclosure Statements. In order to ensure compliance with the limitations of the Inspection Rights expressed in Section 2, the corporation may, in the discretion of the Board, require any stockholder (and any agent or attorney of a stockholder) to execute a written non-disclosure statement as a condition of exercise of the Inspection Rights. The non-disclosure statement may prohibit the disclosure to any third party of any Corporate Records obtained by any means (except without a duty of non-disclosure), unless upon prior written permission by the Board or an authorized officer of the corporation. The non-disclosure statement may further require, as a precondition of permission to disclose Corporate
Records to a third party, submission by the stockholder of a written request containing a clear and convincing statement of the purpose of the disclosure, reasonably related to the stockholder's interests as a stockholder, and naming the third party to whom the Corporate Records are proposed to be disclosed, accompanied by the written agreement of the third party not to disclose the Corporate Records without the prior written consent of the Board or an authorized officer of the Corporation.



******




